                                                                       Exhibit 2



                      AGREEMENT AND PLAN OF REORGANIZATION


         THIS AGREEMENT AND PLAN OF REORGANIZATION (hereinafter referred to as the "AGREEMENT"), made and entered into this 4th day of December, 1998, by and among Winton Financial Corporation, a savings and loan holding company incorporated under the laws of Ohio (hereinafter referred to as "WFC"); The Winton Savings and Loan Co., a savings and loan association incorporated under the laws of Ohio (hereinafter referred to as "WSL"); and BenchMark Federal Savings Bank, a federal savings bank incorporated under the laws of the United States (hereinafter referred to as "BMF");

                                   WITNESSETH:

         WHEREAS, the authorized capital of WFC consists of 5,000,000 common shares, without par value, 4,014,304 of which are issued and outstanding, and 2,000,000 preferred shares, without par value, none of which is issued or outstanding;

         WHEREAS, the authorized capital of WSL consists of 10,000,000 common shares, $1.00 par value per share, 406,050 of which are issued and outstanding and are owned of record by WFC;

         WHEREAS, the authorized capital of BMF consists of 2,000,000 common shares, $1.00 par value per share, 112,307 of which are issued and outstanding and held of record by approximately 81 shareholders, and 500,000 preferred shares, par value $1.00 per share, none of which is issued or outstanding; and

         WHEREAS, the Boards of Directors of WFC, WSL and BMF believe that the merger of BMF with and into WSL is in the best interests of each of them and their shareholders;

         NOW THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter set forth, WFC, WSL and BMF, each intending to be legally bound, hereby agree as follows:


                                   ARTICLE ONE

                                   THE MERGER

         SECTION 1.01. MERGER OF WSL AND BMF. In accordance with the terms and subject to the conditions of this AGREEMENT, Chapters 1151 and 1701 of the Ohio Revised Code (hereinafter referred to as the "ORC") and Section 552.13 of the Regulations of the Office of Thrift Supervision (hereinafter referred to as the "OTS"), BMF shall merge with and into WSL at the EFFECTIVE TIME (hereinafter defined); WSL shall be the continuing, surviving and resulting corporation in the merger of BMF with and into WSL (hereinafter referred to as the "SURVIVING CORPORATION"); WSL shall continue to exist as a savings and loan association incorporated under Ohio law; and WSL shall be the only one of BMF and WSL to continue its separate corporate existence after the EFFECTIVE TIME.

         SECTION 1.02. The name of the SURVIVING CORPORATION in the merger of BMF with and into WSL (hereinafter referred to as the "MERGER") shall be "The Winton Savings and Loan Co."

         SECTION 1.03. The purposes for which the SURVIVING CORPORATION shall be formed shall be identical to the purposes for which WSL was formed.

         SECTION 1.04. The capital of the SURVIVING CORPORATION shall consist of 10,000,000 common shares, $1.00 par value per share.

         SECTION 1.05. The Amended Articles of Incorporation of WSL, as amended, a copy of which is attached hereto as Exhibit A, shall be the Amended Articles of Incorporation of the SURVIVING CORPORATION until amended in accordance with law.

         SECTION 1.06. The Amended Constitution of WSL at the EFFECTIVE TIME shall be the Amended Constitution of the SURVIVING CORPORATION until amended in accordance with law.

         SECTION 1.07. At and after the EFFECTIVE TIME and until changed in accordance with law, the offices identified on the schedule attached hereto as Exhibit B shall be the offices of the SURVIVING CORPORATION.

         SECTION 1.08. At and after the EFFECTIVE TIME and until changed in accordance with law, the number of directors of the SURVIVING CORPORATION shall be eight, the names, residence addresses and office terms of whom are as follows:

NAMES                      RESIDENCE ADDRESS                  TERM EXPIRES
-----                      -----------------                  ------------

Robert J. Bollin           62 Ediburgh Place                      2001
                           North Bend, Ohio 45052

Robert L. Bollin           3358 Kuliga Park Drive                 2000
                           Cincinnati, Ohio 45238

Robert E. Hoeweler         5596 Squirrel Run Lane                 1999
                           Cincinnati, Ohio 45247

William J. Parchman        639 Watch Hill Lane                    2000
                           Cincinnati, Ohio 45230

Henry Schulhoff            7760 Ivygate Lane                      2001
                           Cincinnati, Ohio 45242

J. Clay Stinnett           2963 Annwood Street                    1999
                           Cincinnati, Ohio 45206

NAMES                      RESIDENCE ADDRESS                  TERM EXPIRES
-----                      -----------------                  ------------

Thomas H. Humes, Jr.       140 Elm Avenue                         2001
                           Cincinnati, Ohio 45215

Timothy M. Mooney          5588 Squirrel Run Lane                 1999
                           Cincinnati, Ohio 45247


         SECTION 1.09. At and after the EFFECTIVE TIME and until changed in accordance with law, the following persons shall be the officers of the SURVIVING CORPORATION and shall hold the offices set forth beside their respective names and addresses:

NAMES                            RESIDENCE ADDRESS                     OFFICE
-----                            -----------------                     ------

Robert L. Bollin              3358 Kuliga Park Drive           President/CEO
                              Cincinnati, Ohio 45238

Gregory J. Bollin             3806 Lincoln Road                Executive Vice President
                              Cincinnati, Ohio 45247

Mary Ellen Lovett             5330 Chatelaine Court            Senior Vice President
                              Cincinnati, Ohio 45247

Robert J. Bollin              62 Ediburgh Place                Vice President
                              North Bend, Ohio 45052

Jill M. Burke                 5168 Deeridge Lane               Treasurer/Chief Financial Officer
                              Cincinnati, Ohio 45247

James W. Brigger              123 Bonham Road                  Vice President/Secretary
                              Cincinnati, Ohio 45215

Marianne B. Kenner            472 Grandin Avenue               Vice President
                              Cincinnati, Ohio 45246

         SECTION 1.10. Robert L. Bollin, whose address is 5511 Cheviot Road, Cincinnati, Ohio 45247, a natural person and resident of Hamilton County, the county in which the principal office of the SURVIVING CORPORATION is to be located, shall be the statutory agent upon whom any process, notice or demand against WSL, BMF or the SURVIVING CORPORATION may be served.

         SECTION 1.11. CLOSING. (a) The closing of the transactions contemplated by this AGREEMENT (hereinafter referred to as the "CLOSING") shall take place at a time and on a date selected by WFC within forty (40) days after the satisfaction or waiver of the last of the conditions set forth in Article Seven of this AGREEMENT to be satisfied or waived.

                  (b) On the day of the CLOSING, WSL and BMF shall cause (i) a Certificate of Merger in respect of the MERGER to be filed by the Superintendent of the Division of Financial Institutions of the Ohio Department of Commerce (hereinafter referred to as the "DIVISION") in the Office of the Ohio Secretary of State in accordance with Chapters 1151 and 1701 of the ORC and (ii) Articles of Combination in respect of the MERGER to be filed with the OTS in accordance with Section 552.13(j) of the OTS Regulations. The MERGER shall become effective at 11:58 p.m. on the date of such filing (herein referred to as the "EFFECTIVE TIME").


                                   ARTICLE TWO

                         CONVERSION AND CANCELLATION OF
                              SHARES IN THE MERGER

         SECTION 2.01. CONVERSION AND CANCELLATION OF SHARES IN THE MERGER. At the EFFECTIVE TIME and as a result of the MERGER, automatically and without further act of WFC, WSL, BMF, or the holders of WFC shares or BMF shares, the following shall occur:

                  (a) Each BMF common share shall be cancelled and extinguished and, in substitution and exchange therefor, the holders thereof shall be entitled, subject to and upon compliance with Section 2.02 of this AGREEMENT, to receive 3.35 common shares of WFC (hereinafter referred to as the "EXCHANGE RATE"); provided, however, that in the event of the payment by WFC of any stock dividends, stock splits or distributions in, or combinations or subdivisions of, WFC common shares between the date of this AGREEMENT and the EFFECTIVE TIME, the EXCHANGE RATE shall be adjusted appropriately;

                  (b) The issued and outstanding common shares of WSL before the EFFECTIVE TIME shall remain issued and outstanding after the EFFECTIVE TIME and shall be and constitute the issued and outstanding shares of SURVIVING CORPORATION; and

                  (c) The issued and outstanding common shares of WFC before the EFFECTIVE TIME shall remain issued and outstanding after the EFFECTIVE TIME.

         SECTION 2.02. SHARE CERTIFICATES IN THE MERGER. (a) As soon as practicable after the EFFECTIVE TIME, WFC shall mail to each holder of record of BMF common shares a form letter of transmittal and instructions for use in effecting the surrender for exchange of the certificates evidencing the BMF common shares cancelled and extinguished as a result of the MERGER (hereinafter referred to collectively as the "CERTIFICATES" and individually as the "CERTIFICATE"). Upon surrender of a CERTIFICATE for cancellation, together with such letter of transmittal, duly executed, the holder of such CERTIFICATE shall be entitled to receive in exchange therefor a certificate evidencing the WFC common shares to which the holder is entitled in accordance with the provisions of this AGREEMENT, and the CERTIFICATE so surrendered shall thereafter be cancelled forthwith.

                   (b) In the event that any holder of BMF common shares cancelled and extinguished in accordance with this AGREEMENT is unable to deliver the CERTIFICATE which evidences such shares of the holder, WFC, in the absence of actual notice that any shares theretofore evidenced by any such CERTIFICATE have been acquired by a bona fide purchaser, shall deliver to such holder the amount to which such holder is entitled in accordance with the provisions of this AGREEMENT upon the presentation of all of the following:

                       (i) Evidence to the reasonable satisfaction of WFC that any such CERTIFICATE has been lost, wrongfully taken or destroyed;

                       (ii) Such security or indemnity as may be reasonably requested by WFC to indemnify and hold WFC harmless; and

                       (iii) Evidence to the reasonable satisfaction of WFC that such person is the owner of the shares theretofore represented by each CERTIFICATE claimed by him to be lost, wrongfully taken or destroyed and that he is the person who would be entitled to present each such CERTIFICATE for exchange pursuant to this AGREEMENT.

                  (c) In the event that the issuance of WFC shares or payment in lieu of fractional shares in accordance with this AGREEMENT is to be made to a person other than the person in whose name the CERTIFICATE surrendered is registered, the CERTIFICATE so surrendered shall be properly endorsed or otherwise in proper form for transfer and the person requesting such issuance or payment shall pay any transfer or other taxes required by reason of the issuance or payment to a person other than the registered holder of the CERTIFICATE surrendered or establish to the satisfaction of WFC that such tax has been paid or is not applicable. Until surrendered in accordance with the provisions of this Section 2.02, each CERTIFICATE shall represent for all purposes the right to receive the number of whole WFC shares and cash in lieu of fractional shares as determined pursuant to this AGREEMENT.

                  (d) No dividends or other distributions declared after the EFFECTIVE TIME with respect to WFC common shares and payable to the holders of record thereof after the EFFECTIVE TIME shall be paid to the holder of any unsurrendered CERTIFICATE until the holder thereof shall surrender such CERTIFICATE. Subject to the effect, if any, of applicable law, after the subsequent surrender and exchange of a CERTIFICATE, the record holder thereof shall be entitled to receive any such dividends or other distributions, without any interest thereon, which theretofore had become payable with respect to WFC common shares represented by such CERTIFICATE.

                  (e) No certificates or scrip representing fractional shares of WFC common shares shall be issued upon the surrender for exchange of CERTIFICATES. No dividend or distribution with respect to WFC common shares shall be payable on or with respect to any such fractional shares and such fractional shares shall not entitle the owner thereof to vote or to any other rights of a WFC shareholder. In lieu of any such fractional share, WFC shall pay to each former holder of BMF common shares who otherwise would be entitled to receive a fraction of a WFC common share an amount in cash equal to the product of (i) the closing sale price of a share of WFC on the American Stock Exchange (hereinafter referred to as the "AMEX") on the day of the EFFECTIVE TIME, multiplied by (ii) such fraction.

                  (f) The certificate evidencing the issued and outstanding common shares of WSL before the EFFECTIVE TIME shall evidence the issued and outstanding common shares of the SURVIVING CORPORATION after the EFFECTIVE TIME.

         SECTION 2.03. COMPLIANCE WITH SECTION 2.02. No WFC shares or payment in lieu of fractional shares shall be delivered by WFC to any former holder of BMF common shares in accordance with this AGREEMENT until any such holder shall have complied with paragraphs (a) through (e) of Section 2.02 of this AGREEMENT.

         SECTION 2.04. PAYMENT IN SATISFACTION OF RIGHTS. All payments made upon the surrender of CERTIFICATES pursuant to this Article Two shall be deemed to have been made in full satisfaction of all rights pertaining to the shares evidenced by such CERTIFICATES.

         SECTION 2.05. NO FURTHER REGISTRATION OF TRANSFER. After the EFFECTIVE TIME, there shall be no further registration of transfer of BMF common shares on the stock transfer books of BMF. In the event that, after the EFFECTIVE TIME, CERTIFICATES evidencing such shares are presented for transfer, they shall be cancelled and exchanged as provided in this Article Two.

         SECTION 2.06. DISSENTING SHARES. Notwithstanding anything in this AGREEMENT to the contrary, the BMF common shares which are outstanding immediately before the EFFECTIVE TIME and which are held by shareholders who shall not have voted such shares in favor of this AGREEMENT, who shall have delivered to WFC or BMF a written demand for appraisal of such shares in the manner provided in Section 552.14 of the OTS Regulations and who shall have otherwise complied fully with all of the requirements of Section 552.14 of the OTS Regulations shall not be converted into or be exchangeable for the right to receive the consideration provided in this AGREEMENT; provided, however, that
(i) each of such shares (hereinafter referred to as the "DISSENTING SHARES") shall nevertheless be cancelled and extinguished in accordance with this AGREEMENT; (ii) the holder of DISSENTING SHARES, upon full compliance with the requirements of Section 552.14 of the OTS Regulations, shall be entitled to payment of the appraised value of such shares in accordance with the provisions of Section 552.14 of the OTS Regulations; and (iii) in the event (I) any holder of DISSENTING SHARES shall subsequently withdraw such holder's demand for appraisal of such shares within sixty days after the EFFECTIVE TIME or shall fail to establish such holder's entitlement to appraisal rights in accordance with Section 552.14 of the OTS Regulations or (II) any holder of DISSENTING SHARES has not filed a petition demanding a determination of the value of such shares within the period provided in Section 552.14 of the OTS Regulations, such holder shall forfeit the right to appraisal of such shares and such shares shall thereupon be deemed to have been converted into and to have become exchangeable for the right to receive the consideration provided in this AGREEMENT.

         SECTION 2.07. SEPARATE EXISTENCE. At and after the EFFECTIVE TIME, the separate existence of BMF shall cease; provided, however, that whenever a conveyance, assignment, transfer, deed or other instrument or act is necessary to vest property or rights in the SURVIVING CORPORATION, the officers of WSL and BMF shall execute, acknowledge and deliver such instruments and do such acts.

         SECTION 2.08. PROPERTY. At and after the EFFECTIVE TIME, all of the assets and property of every kind and character, real, personal and mixed, tangible and intangible, chooses in action, rights and credits owned by WSL and BMF at the EFFECTIVE TIME, or which would inure to any of them, shall immediately, by operation of law and without any conveyance or transfer and without any further act or deed, be vested in and become the property of the SURVIVING CORPORATION, which shall have, hold and enjoy the same in its own right as fully and to the same extent as the same were possessed, held and enjoyed by WSL and BMF before the EFFECTIVE TIME. The SURVIVING CORPORATION shall be deemed to be and shall be a continuation of the entity and identity of WSL. All of the rights and obligations of WSL or BMF shall not revert or in any way be impaired by reason of the MERGER. Any claim existing, or action or proceeding pending, by or against either WSL or BMF, may be prosecuted to judgment with right of appeal as if the MERGER had not taken place or the SURVIVING CORPORATION may be substituted in its place.

         SECTION 2.09. CREDITOR'S RIGHTS. At and after the EFFECTIVE TIME, all the rights of creditors of each of WSL and BMF shall be preserved unimpaired, and all liens upon the property of WSL and BMF shall be preserved unimpaired on only the property affected by any such lien immediately before the EFFECTIVE TIME.

         SECTION 2.10. SAVINGS DEPOSITS. At the EFFECTIVE TIME and as a result of the MERGER, each BMF savings deposit or other account then existing shall, automatically and without further act of WSL or BMF or the holder thereof, be cancelled and extinguished. In substitution and exchange for each BMF passbook savings deposit so cancelled and extinguished, the holder thereof shall automatically receive from the SURVIVING CORPORATION a WSL passbook savings account with a beginning balance equal in dollar amount to the dollar amount of the BMF passbook savings deposit account so cancelled and extinguished and otherwise on the same terms as other WSL passbook savings accounts accepted by WSL at the EFFECTIVE TIME. In substitution for each BMF savings deposit, other than a passbook savings deposit, so cancelled and extinguished, the holder thereof shall automatically receive from the SURVIVING CORPORATION a WSL savings account with a beginning balance equal in dollar amount to the dollar amount of the BMF savings deposit account so cancelled and extinguished and otherwise having the same terms as the BMF savings deposit so cancelled and extinguished.

         SECTION 2.11. ACCOUNTS. The holder of each BMF savings deposit or other account cancelled and extinguished in accordance with Section 2.10 of this Agreement shall forthwith be entered on the records of the SURVIVING CORPORATION as the holder of an appropriate WSL savings deposit or other account in an amount determined as provided in Section 2.10 and, until Section 2.12 of this Agreement shall have been complied with, each passbook, certificate of deposit or other document issued by BMF and evidencing a BMF savings deposit or other document issued by the EFFECTIVE TIME shall be deemed, for all purposes, to evidence a savings deposit or other like account of the SURVIVING CORPORATION.

         SECTION 2.12. SURRENDER OF DEPOSIT. Each person who, as a result of the MERGER, holds a passbook, certificate of deposit or other document issued by BMF which theretofore evidenced a BMF savings deposit or other account shall surrender each such passbook, certificate or other document to the SURVIVING CORPORATION. Upon such surrender, the SURVIVING CORPORATION shall deliver in substitution therefor an account book or other document evidencing the WSL savings deposit or other account received by such person in accordance with
Section 2.12 of this Agreement.


                                  ARTICLE THREE

                      REPRESENTATIONS AND WARRANTIES OF BMF

         BMF represents and warrants to WFC and WSL that each of the following is true and accurate in all material respects:

         SECTION 3.01. ORGANIZATION AND STANDING. (a) BMF is a federal savings bank duly organized, validly existing and in good standing under the laws of the United States; has the corporate power and authority to own or hold under lease all of its properties and assets and to conduct its business and operations as presently conducted; and is a member of the Federal Home Loan Bank of Cincinnati (hereinafter referred to as the "FHLB of Cincinnati"). The savings accounts and deposits of BMF are insured up to applicable limits by the Federal Deposit Insurance Corporation (hereinafter referred to as the "FDIC"). Except as set forth in Section 3.01 of the schedule delivered by BMF to WFC on December 4, 1998 (hereinafter referred to as the "DISCLOSURE SCHEDULE"), BMF is in compliance in all material respects with all applicable local, state or federal laws and regulations, including, without limitation, the regulations of the FDIC and the OTS.

         SECTION 3.02. QUALIFICATION. BMF is either duly qualified to do business and in good standing in each jurisdiction in which such qualification is required or the failure to so qualify would not have a material adverse effect on the business of BMF.

         SECTION 3.03. AUTHORITY. (a) Subject to the approval of this AGREEMENT and the transactions contemplated hereby, including the MERGER, by the BMF shareholders and by the OTS, (i) BMF has all of the requisite corporate power and authority to enter into this AGREEMENT and to perform all of its obligations hereunder; (ii) the execution and delivery of this AGREEMENT and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action by BMF; and (iii) this AGREEMENT is the valid and binding agreement of BMF, enforceable against BMF in accordance with its terms, (I) subject to applicable bankruptcy, insolvency, reorganization and moratorium laws and other laws of general applicability affecting the enforcement of creditors' rights generally and the effect of rules of law governing specific performance, injunctive relief and other equitable remedies on the enforceability of such documents and (II) except to the extent such enforceability may be limited by laws relating to safety and soundness of insured depository institutions as set forth in 12 U.S.C. Section 1818(b) or by the appointment of a conservator by the FDIC. This AGREEMENT has been duly executed and delivered by BMF.

                  (b) The OTS Regulations and the Charter and Bylaws of BMF require the approval of this AGREEMENT and the transactions contemplated hereby, including the MERGER, by the affirmative vote of the holders of two-thirds of the outstanding common shares of BMF. Neither the OTS Regulations, the Charter or the Bylaws of BMF, nor any other law or regulation, require any other vote of the holders of BMF shares in respect of this AGREEMENT or the transactions contemplated hereby.

                  (c) BMF has all of the requisite corporate power and authority to enter into the Stock Option Agreement dated the date hereof by and between WFC and BMF (hereafter referred to as the "OPTION AGREEMENT"); the execution and delivery of the OPTION AGREEMENT and the consummation of the transactions contemplated thereby have been duly authorized by all necessary corporate action by BMF; and the OPTION AGREEMENT is the valid and binding agreement of BMF, enforceable against BMF in accordance with its terms, (i) subject to applicable bankruptcy, insolvency, reorganization and moratorium laws and other laws of general applicability affecting the enforcement of creditors' rights generally and the effect of rules of law governing specific performance, injunctive relief and other equitable remedies on the enforceability of such documents and (ii) except to the extent such enforceability may be limited by laws relating to safety and soundness of insured depository institutions as set forth in 12 U.S.C. Section 1818(b) or by the appointment of a conservator by the FDIC.
The OPTION AGREEMENT has been duly executed and delivered by BMF.

         SECTION 3.04. GOVERNING DOCUMENTS. BMF has made available or will promptly make available to WFC true and accurate copies of its Charter and Bylaws and has granted WFC access to all records of all meetings and other corporate actions by the shareholders, Board of Directors and Committees of the Board of Directors of BMF. The minute books of BMF contain, in all material respects, complete and accurate records of all meetings and other corporate actions of the BMF shareholders, Board of Directors and Committees of the Board of Directors.

         SECTION 3.05. NO CONFLICTS. The execution and delivery of this AGREEMENT, the consummation of the transactions contemplated hereby, including the MERGER (subject to the approval of this AGREEMENT and the transactions contemplated hereby, including the MERGER, by the BMF shareholders and the OTS), and the execution and delivery of the OPTION AGREEMENT and the consummation of the transactions contemplated thereby, will not (a) conflict with or violate any provision of or result in the breach of any provision of the Charter or Bylaws of BMF; (b) conflict with or violate any provision of or result in the breach or the acceleration of or entitle any party to accelerate (whether upon or after the giving of notice of lapse of time or both) any obligation under, or otherwise materially affect the terms of, any mortgage, lien, lease, agreement, license, instrument, order, arbitration award, judgment or decree to which BMF is a party or by which BMF or its property or assets is bound; (c) require the consent of any party to any agreement or commitment to which BMF is a party or by which BMF or its property or assets is bound, the failure to obtain which could, individually or in the aggregate with all the other failures to obtain required consents, have a material adverse effect on the business, operations, condition (financial or otherwise) or prospects of BMF; (d) result in the creation or imposition of any lien, charge, pledge, security interest or other encumbrance upon any property or assets of BMF or give rise to any meritorious cause of action against BMF; or (e) violate or conflict with any applicable law, ordinance, rule or regulation, including, without limitation, the OTS Regulations and the rules and regulations of the FDIC.

         SECTION 3.06. CONSENTS. No consent, approval, order or authorization of, or registration, declaration or filing with, any governmental authority is required by BMF in connection with the execution and delivery of this AGREEMENT by BMF or the consummation by BMF of the transactions contemplated hereby, including the MERGER, except for filings, authorizations, consents or approvals required by the OTS. No consent, approval, order or authorization of, or registration, declaration or filing with, any governmental authority is required by BMF in connection with the execution and delivery of the OPTION AGREEMENT.

         SECTION 3.07. AUTHORIZED CAPITAL. (a) The authorized capital of BMF consists of 2,000,000 common shares, $1.00 par value per share, 112,307 of which are issued and outstanding and held of record by approximately 81 shareholders, and 500,000 preferred shares, $1.00 par value per share, none of which is issued or outstanding. All of the outstanding common shares of BMF are duly authorized, validly issued, fully paid and nonassessable; were issued in full compliance with all applicable laws and regulations, including, but not limited to, the conversion regulations of the OTS; and were not issued in violation of the preemptive right of any depositor or shareholder of BMF. BMF has no outstanding class of capital stock other than such common shares. There are no outstanding subscription rights, options, conversion rights, warrants or other agreements or commitments of any nature whatsoever (either firm or conditional) obligating BMF
(i) to issue, deliver or sell, cause to be issued, delivered or sold, or restricting BMF from selling any additional BMF shares, or (ii) to grant, extend or enter into any such agreement or commitment. Without limiting the generality of the foregoing sentence, (I) all of the 10,100 BMF common shares reserved for issuance upon exercise of stock options granted in accordance with the 1991 Stock Option Plan of BMF (hereinafter referred to as the "1991 Plan") have been issued and are outstanding as a result of the due and valid exercise of options duly and validly granted under the 1991 Plan and (II) no options have been granted under the 1997 Stock Option and Incentive Plan of BMF (hereinafter referred to as the "1997 Plan") or are outstanding. The BMF Employee Stock Ownership Plan (hereinafter referred to as the "ESOP") owns of record 10,000 common shares of BMF, all of which have been allocated to the accounts of ESOP participants. The BenchMark Federal Savings Bank Deferred Compensation Trust dated December 18, 1997, by and between BMF and The Northside Bank & Trust Co. (hereinafter referred to as the "TRUST"), owns of record 5,170 common shares of BMF and holds such common shares for the benefit of five members of the Board of Directors of BMF, each of whom elected to participate in the TRUST by deferring directors' fees in accordance with the Amended and Restated Deferred Compensation Agreements dated December 18, 1997, by and between such directors and BMF.

                  (b) On September 24, 1994, BMF filed a Form 15 with the OTS to deregister the BMF common shares under the Securities Exchange Act of 1934, as amended. All of the BMF common shares issued after such deregistration were issued in accordance and compliance with Section 563g of the OTS Regulations and were exempt from registration with the Securities and Exchange Commission (hereinafter referred to as the "SEC") in accordance with Section 3(a)(2) of the Securities Act of 1933, as amended.

         SECTION 3.08. FINANCIAL STATEMENTS. (a) The consolidated statements of financial condition as of December 31, 1997 and 1996, of BMF and the related consolidated statements of operations, shareholders' equity and cash flows for each of the three years then ended, examined and reported upon by Grant Thornton LLP, certified public accountants, complete copies of which have previously been delivered to WFC (hereinafter referred to as the "AUDITED FINANCIALS"), have been prepared in conformity with generally accepted accounting principles applied on a consistent basis and fairly present the consolidated financial position of BMF at such dates and the consolidated results of its operations and cash flows for such periods.

                  (b) The balance sheet as of September 30, 1998, of BMF and the related income statement for the nine months then ended, complete copies of which have previously been delivered to WFC (hereinafter referred to as the "INTERIM FINANCIALS"), fairly present the financial position of BMF at such date and the results of its operations for such period and have been prepared in accordance with generally accepted accounting principles as applicable to condensed consolidated financial statements and as applied on a consistent basis with the AUDITED FINANCIALS. All adjustments which are necessary for a fair statement of the INTERIM FINANCIALS have been made.

                  (c) The Thrift Financial Reports of BMF for the three-month periods ended March 31, June 30 and September 30, 1998, together with the schedules and supplements attached thereto, each as filed with the OTS and copies of which were previously delivered to WFC by BMF (hereinafter referred to as the "TFRs"), have been prepared in accordance with accounting practices permitted by the OTS applied on a consistent basis, are true, complete and correct in all material respects and fairly present the financial position of BMF at such dates.

                  (d) Except as disclosed in the INTERIM FINANCIALS, the TFRs and Section 3.08(d) of the DISCLOSURE SCHEDULE, as of September 30, 1998, BMF had no liabilities or obligations material to the business condition (financial or otherwise) of BMF, whether accrued, absolute, contingent or otherwise, and whether due or to become due.

                  (e) The AUDITED FINANCIALS, the INTERIM FINANCIALS and the TFRs did not, as of the dates thereof, contain any untrue statement of a material fact or omit to state any material fact necessary to make the information contained therein, in light of the circumstances under which they were made, not misleading.

         SECTION 3.09. CONDUCT OF BUSINESSES. Since December 31, 1997, BMF has conducted its businesses only in the ordinary and usual course, there have been no material adverse changes in the financial condition, assets, liabilities, obligations, properties, business or prospects of BMF and, except as set forth in any of the AUDITED FINANCIALS, the INTERIM FINANCIALS, the TFRs and Section
3.09 of the DISCLOSURE SCHEDULE, BMF has not:

                  (a) Authorized the creation or issuance of, issued, sold or disposed of, or created any obligation to issue, sell or dispose of, any stock, notes, bonds or other securities (including, without limitation, the grant of any options under the 1997 Plan), or any obligation convertible into or exchangeable for, any shares of its capital stock;

                  (b) Declared, set aside, paid or made any dividend or other distributions on its capital stock or directly or indirectly redeemed, purchased or acquired any shares or entered into any agreement in respect of the foregoing;

                  (c) Effected any stock split, recapitalization, combination, exchange of shares, readjustment or other reclassification;

                  (d)      Amended its Charter or Bylaws;

                  (e) Purchased, sold, assigned or transferred any material tangible asset or any material patent, trademark, trade name, copyright, license, franchise, design or other intangible asset or property;

                  (f) Mortgaged, pledged or granted or suffered to exist any lien or other encumbrance or charge on any assets or properties, tangible or intangible, except for liens for taxes not yet due and payable and such other liens, encumbrances or charges which do not materially adversely affect its financial position;

                  (g) Waived any rights of material value or cancelled any material debts or claims;

                  (h) Incurred any material obligation or liability (absolute or contingent), including, without limitation, any tax liability or any liability for borrowings from the FHLB of Cincinnati, or paid any material liability or obligation (absolute or contingent) other than liabilities and obligations incurred in the ordinary course of business;

                  (i) Experienced any material change in the amount or general composition of its deposit liabilities or its loan portfolio;

                  (j) Entered into or amended any employment contract with any of its officers, increased the compensation payable to any officer or director or any relative of any such officer or director, or become obligated to increase any such compensation, adopted or amended in any material respect any employee benefit plans, severance plan or collective bargaining agreement or made any awards or distributions under any employee benefit plans not consistent with past practice or custom;

                  (k) Incurred any damage, destruction or similar loss, not covered by insurance, materially affecting its businesses or properties;

                  (l) Acquired any stock or other equity interest in any corporation, partnership, trust, joint venture or other entity;

                  (m) Made any (I) material investment (except investments made in the ordinary course of business) or (II) material capital expenditure or commitment for any material addition to property, plant or equipment;

                  (n) Taken or permitted any action which would prevent WFC from accounting for the MERGER as a "pooling of interests";

                  (o) Authorized any allocation by the ESOP of any BMF common shares to the accounts of participants; or

                  (p) Agreed, whether in writing or otherwise, to take any action described in this Section 3.09.

         SECTION 3.10. PROPERTIES. (a) A description of all personal property and fixed assets owned by BMF is set forth in Section 3.10(a) of the DISCLOSURE SCHEDULE (hereinafter referred to as the "PERSONAL PROPERTY"). All PERSONAL PROPERTY has been maintained in good working order, ordinary wear and tear excepted. BMF owns and has good title to all of the PERSONAL PROPERTY, free and clear of any mortgage, lien, pledge, charge, claim, conditional sales or other agreement, lease, right or encumbrance, except (i) as set forth in Section 3.10(a) of the DISCLOSURE SCHEDULE, (ii) to the extent stated or reserved against in the AUDITED FINANCIALS or the INTERIM FINANCIALS and (iii) such other exceptions which are not material in character or amount and do not materially detract from the value of or interfere with the use of the properties or assets subject thereto or affected thereby.

                  (b) The documentation (hereinafter referred to as "LOAN DOCUMENTATION") governing or relating to the loan and credit-related assets (hereinafter referred to as the "LOAN ASSETS") included within the loan portfolio of BMF is legally sufficient in all material respects for the purposes intended thereby and creates enforceable rights in favor of BMF in accordance with the terms of such LOAN DOCUMENTATION, subject to applicable bankruptcy, insolvency, reorganization and moratorium laws and other laws of general applicability affecting the enforcement of creditors' rights generally, and the effect of rules of law governing specific performance, injunctive relief and other equitable remedies on the enforceability of such documents. The LOAN DOCUMENTATION is in compliance with, and each of the loans included within the loan portfolio of BMF has been processed, closed and administered in conformance with, all applicable federal consumer protection statutes and regulations, including without limitation, the Truth in Lending Act, the Equal Credit Opportunity Act and the Real Estate Settlement Procedures Act. Except as set forth in Section 3.10(b) of the DISCLOSURE SCHEDULE, to the best knowledge of BMF, no debtor under any of the LOAN DOCUMENTATION has asserted any claim or defense with respect to the subject matter thereof.

                  (c) A description of each parcel of real property owned by BMF is set forth in Section 3.10(c) of the DISCLOSURE SCHEDULE (hereinafter referred to individually as a

"PARCEL" and collectively as the "REAL PROPERTIES"). BMF is the owner of each PARCEL in fee simple and has good and marketable title to each such PARCEL, free of any liens, claims, charges, encumbrances or security interests of any kind, except (i) as set forth in Section 3.10(c) of the DISCLOSURE SCHEDULE, (ii) liens for real estate taxes and assessments not yet delinquent and (iii) utility, access and other easements, rights of way, restrictions and exceptions which have been disclosed to BMF in writing, none of which impair the REAL PROPERTIES for the use and business being conducted thereon.

                  (d) Except as set forth in Section 3.10(d) of the DISCLOSURE SCHEDULE, no party leasing any of the REAL PROPERTIES from BMF is in material default with respect to any of its obligations (including payment obligations) under the governing lease. BMF has not received notification from any governmental entity within the two year period immediately preceding the date hereof of contemplated improvements to the REAL PROPERTIES or surrounding area or community by public authority, the costs of which are to be assessed as special taxes against the REAL PROPERTIES in the future.

                  (e) A description of all real property leased by BMF is set forth in Section 3.10(e) of the DISCLOSURE SCHEDULE (hereinafter referred to as the "LEASED REAL PROPERTY"). True and correct copies of all leases in respect of the LEASED REAL PROPERTY (hereinafter referred to as the "REAL PROPERTY LEASES") and all attachments, amendments and addendums thereto have been delivered to WFC. Except as set forth in Section 3.10(e) of the DISCLOSURE SCHEDULE, the REAL PROPERTY LEASES create, in accordance with their terms, valid, binding and assignable leasehold interests of BMF in all of the LEASED REAL PROPERTY, free and clear of all liens, claims, charges, encumbrances or security interests of any kind. BMF has complied in all material respects with all of the provisions of the REAL PROPERTY LEASES required on its part to be complied with and is not in default with respect to any of its obligations (including payment obligations) under any of the REAL PROPERTY LEASES.

                  (f) A description of all personal property leased by BMF is set forth in Section 3.10(f) of the DISCLOSURE SCHEDULE (hereinafter referred to as the "LEASED PERSONAL PROPERTY"). True and correct copies of the leases in respect of the LEASED PERSONAL PROPERTY (hereinafter referred to as the "PERSONAL PROPERTY LEASES") and all attachments, amendments and addendums thereto have been delivered to WFC. Except as set forth in Section 3.10(f) of the DISCLOSURE SCHEDULE, the PERSONAL PROPERTY LEASES create, in accordance with their terms, valid, binding and assignable leasehold interests of BMF in all of the LEASED PERSONAL PROPERTY, free and clear of all liens, claims, charges, encumbrances or security interests of any kind. BMF has complied in all material respects with all of the provisions under the PERSONAL PROPERTY LEASES required on its part to be complied with and is not in default with respect to any of its obligations (including payment obligations) under any of the PERSONAL PROPERTY LEASES.

                  (g) Section 3.10(g) of the DISCLOSURE SCHEDULE contains a complete list of all contracts (hereinafter referred to as the "LOAN SALE CONTRACTS") pursuant to which BMF has sold loans to third party investors at any time within the last twenty-four months. Except as otherwise set forth in
Section 3.10(g) of the DISCLOSURE SCHEDULE, (i) no purchaser under any LOAN SALE CONTRACT has requested, or notified BMF that it may be requesting, that BMF repurchase any loan pursuant to the terms of the LOAN SALE CONTRACT and (ii) no facts exist that would require BMF to repurchase any loans previously sold under any LOAN SALE CONTRACT.

         SECTION 3.11. ALLOWANCE FOR LOAN LOSSES. Except as set forth in Section
3.11 of the DISCLOSURE SCHEDULE, there is no loan which was made by BMF and which is reflected as an asset of BMF on the AUDITED FINANCIALS or the INTERIM FINANCIALS that (i) is sixty (60) days or more delinquent or (ii) has been classified by examiners (regulatory or internal) as "Substandard," "Doubtful" or "Loss".

         SECTION 3.12. INVESTMENTS. (a) Section 3.12(a) of the DISCLOSURE SCHEDULE contains (i) a true, accurate and complete list of all investments, other than investments in the LOAN ASSETS and REAL PROPERTIES, owned by BMF (hereinafter referred to as the "INVESTMENTS") as of the date hereof, the name of the registered holder thereof, the location of the certificates therefor or other evidence thereof and any stock powers or other authority for transfer granted with respect thereto and (ii) a true, accurate and complete list of the names of each bank or other depository in which BMF has an account or safe deposit box, including, without limitation, accounts with the FHLB of Cincinnati, and the names of all persons authorized to draw thereon or to have access thereto. Except as set forth in Section 3.12(a) of the DISCLOSURE SCHEDULE, the INVESTMENTS, other than any such investments disposed of in the ordinary course of business prior to the date hereof, are owned by BMF, free and clear of all liens, pledges, claims, security interests, encumbrances, charges or restrictions of any kind and may be freely disposed of by BMF at any time. BMF is not a party to and has no interest in any repurchase agreement, reverse repurchase agreement, collateralized mortgage obligation or any other derivative security.

                  (b) With the exception of equity interests in the FHLB of Cincinnati and Celestial Service Corporation, an Ohio corporation (hereinafter referred to as "CSC"), BMF does not own of record or beneficially the outstanding shares of, or any equity interest in, any corporation or other business entity.

                  (c) CSC is a corporation duly organized, validly existing and in good standing under the laws of Ohio; has the corporate power and authority to conduct its business as presently conducted; and is duly and validly formed as a service corporation under, and is in full compliance with, Section 545.72 of the OTS Regulations. All of the issued and outstanding and are owned of record and beneficially by BMF. All of the outstanding shares of CSC are duly authorized, validly issued, fully paid and nonassessable and were issued in full compliance with all applicable laws and regulations. CSC has no outstanding class of capital stock other than common shares. There are no outstanding subscription rights, options, conversion rights, warrants or other guarantees or commitments of any nature whatsoever obligating CSC to issue, deliver or sell, cause to be issued, delivered or sold, or obligating BMF to grant, extend or enter into any such agreement or commitment. CSC has not engaged in any business activity since December 31, 1990; does not own of record or beneficially any real or personal property or any other assets of any kind; does not have any liabilities of any kind, whether accrued, contingent or remote; and is not a party to any agreement, contract, commitment or other obligation.

         SECTION 3.13. REPORTS AND RECORDS. BMF has filed all reports and maintained all records required to be filed or maintained by it under various rules and regulations of the OTS and the FDIC. All such documents and reports complied in all material respects with applicable requirements of law and regulations in effect at the time of filing such documents and contained in all material respects the information required to be stated therein. None of such documents, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

         SECTION 3.14. TAXES. Except as set forth in Section 3.14 of the DISCLOSURE SCHEDULE, BMF has duly and timely filed all federal, state, county and local income, profits, franchise, excise, sales, customs, property, use, occupation, withholding, social security and other tax and information returns and reports required to have been filed by BMF through the date hereof, and has paid or accrued all taxes and duties (and all interest and penalties with respect thereto) due or claimed to be due. BMF has no liability for any taxes or duties (or interest or penalties with respect thereto) of any nature whatsoever and there is no basis for any additional material claims or assessments, other than with respect to liabilities for taxes and duties which are reflected in the INTERIM FINANCIALS or which may have accrued since September 30, 1998, in the ordinary course of business. The federal income tax returns of BMF for all taxable years through and including the year ended December 31, 1994, have been examined by the federal tax authorities or the applicable statute of limitations has expired in respect thereof. No proposed additional taxes, interest or penalties have been asserted by applicable taxing authorities with respect to such years or later years, except for claims which have been fully reserved for in the AUDITED FINANCIALS and the INTERIM FINANCIALS. True copies of the federal, state and local income tax returns of BMF for each of the three (3) tax years ended December 31, 1995, 1996 and 1997 have been delivered to WFC.

         SECTION 3.15. MATERIAL CONTRACTS. (a) Except as set forth in Section 3.15(a) of the DISCLOSURE SCHEDULE, BMF is not a party to or bound by any written or oral (i) contract or commitment for capital expenditures in excess of $5,000 for any one project or $10,000 in the aggregate; (ii) contract or commitment made in the ordinary course of business for the purchase of materials or supplies or for the performance of services involving payments to or by BMF of an amount exceeding $5,000 in the aggregate or extending for more than six
(6) months from the date hereof; (iii) contract or option for the purchase of any property, real or personal; (iv) letter of credit or indemnity calling for payment, upon the conditions stated therein, of more than $10,000; (v) guarantee agreement; (vi) instrument granting any person authority to transact business on behalf of BMF; (vii) contracts or commitments relating to outstanding loans and/or commitments to make loans (including unfunded commitments and lines of credit) to any one person (together with "affiliates" of that person) in excess of $150,000 in the aggregate; (viii) employment, management, consulting, deferred compensation, severance or other similar contract with any director, officer or employee of BMF; (ix) note, debenture or loan agreement pursuant to which BMF has incurred indebtedness, other than deposit liabilities and advances from the FHLB of Cincinnati; (x) loan participation agreement; (xi) loan servicing agreement; (xii) contract or commitment relating to a real estate development project consisting of the development of more than one single family dwelling; (xiii) commitment to make any acquisition, development or construction loan; (xiv) commitment or agreement to do any of the foregoing; or (xv) other contract, agreement or commitment made outside the ordinary course of business (contracts set forth in Section 3.15 of the DISCLOSURE SCHEDULE are hereinafter collectively referred to as the "CONTRACTS"). BMF previously delivered to WFC
(i) all of the CONTRACTS and (ii) all form lending agreements and deposit forms used by BMF in the ordinary course of business.

                  (b) BMF is not in material default under any of the contracts or agreements to which either is a party and no claim of such default by any party has been made or is now threatened. There does not exist any event which, with notice or the passing of time or both, would constitute a material default under, or would excuse performance by any party thereto from, any contract or agreement to which BMF is a party.

         SECTION 3.16. INSURANCE. All material properties and operations of BMF are adequately insured for its benefit. The performance by the officers and employees of BMF of their duties is bonded in such amounts and against such risks as are usually insured against or bonded by entities similarly situated, under valid and enforceable policies of insurance or bonds issued by insurers or bonding companies of recognized responsibility, financial or otherwise.

         SECTION 3.17. ACTIONS AND SUITS. Except as set forth in Section 3.17 of the DISCLOSURE SCHEDULE, there are no actions, suits or proceedings or investigations pending or, to the knowledge of BMF, threatened against or affecting the business, operations or financial condition of BMF in any court or before any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, and management of BMF has no knowledge of any basis for any such action, suit, proceeding or investigation. Except as set forth in Section 3.17 of the DISCLOSURE SCHEDULE, BMF is not in default in respect of any judgment, order, writ, injunction or decree of any court or any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality.

         SECTION 3.18. PERMITS AND LICENSES. BMF has all material permits, licenses, orders and approvals of all federal, state or local governmental or regulatory bodies required for BMF to conduct its business as presently conducted, and all such material permits, licenses, orders and approvals are in full force and effect, without the threat of suspension or cancellation. None of such permits, licenses, orders or approvals will be adversely affected by the consummation of the transactions contemplated by this AGREEMENT.

         SECTION 3.19. EMPLOYEE BENEFIT PLANS; ERISA. (a) Section 3.19 of the DISCLOSURE SCHEDULE contains a true and complete list of all qualified pension or profit-sharing plans, deferred compensation, consulting, bonus, group insurance plans or agreements and all other incentive, welfare or employee benefit plans or agreements maintained for the benefit of employees or former employees of BMF (hereinafter collectively referred to as the "PLANS"). Copies of such PLANS, together with copies of (i) the most recent actuarial and financial reports prepared with respect to any qualified plans, (ii) the most recent annual reports filed with any governmental agency and (iii) all rulings and determination letters and any open requests for rulings or letters that pertain to any qualified plan, have been delivered to WFC.

                  (b) Each PLAN which constitutes an "employee pension plan," as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended (hereinafter referred to as "ERISA"), is and has been administered in material compliance with its governing documents and the applicable provisions of ERISA and any such employee pension plan which is intended to be qualified under the provisions of
Section 401(a) of the Internal Revenue Code of 1986, as amended (hereinafter referred to as the "CODE"), is and has been administered in material compliance with the applicable provisions of the CODE.

                  (c) Each PLAN which constitutes an "employee welfare benefit plan," as defined in Section 3(1) of ERISA, is and has been administered in material compliance with its governing documents and the applicable provisions of ERISA and each PLAN which constitutes a "group health plan," as defined in
Section 5000(b)(1) of the CODE, is and has been administered in material compliance with the continuation of coverage provisions contained in Section 4980B of the CODE.

                  (d) Each PLAN which is not an "employee benefit plan," as defined in Section 3(3) of ERISA, is and has been administered in material compliance with its governing documents and with any and all state or federal laws applicable to such PLAN.

                  (e) BMF does not maintain any "employee pension plan" (as defined above) which is subject to the provisions of Title IV of ERISA.

                  (f) BMF does not maintain any PLAN which provides post-retirement medical, dental or life insurance benefits to any former employee of BMF obligated to provide any such benefit to any current employee upon his or her retirement.

                  (g) BMF does not participate in, nor incurred any liability under, Section 4201 of ERISA for a complete or partial withdrawal from a multiemployer plan as such term is defined in Section 3(37) of ERISA.

                  (h) Neither BMF, nor any PLAN maintained by BMF, nor any fiduciary of any such PLAN, has incurred any material liability to the Pension Benefit Guaranty Corporation, the United States Department of Labor or to the Internal Revenue Service (hereinafter referred to as the "IRS") with respect to a PLAN.
                  (i) No prohibited transaction (which shall mean any transaction prohibited by Section 406 of ERISA and not exempt under Section 408 of ERISA) has occurred with respect to any "employee benefit plan" (as defined above) maintained by BMF (i) which would result in the imposition, directly or indirectly, of an excise tax under Section 4975 of the CODE or (ii) the correction of which would have a material adverse effect on the financial condition, results of operations or business of BMF.

                  (j) Each employee pension plan (as defined above) which is intended to be an employee stock ownership plan, as defined in Section 4975(e)(7) of the CODE, is and has been administered in substantial compliance with the applicable provisions of Sections 4975 and 409 of the CODE and the regulations promulgated by the IRS thereunder; and, any outstanding loan to which any such employee stock ownership plan is a party constitutes an "exempt loan," as described in Section 54.4975-7 of the regulations promulgated by the IRS.

         SECTION 3.20. ENVIRONMENTAL PROTECTION. (a) Except as set forth in
Section 3.20 of the DISCLOSURE SCHEDULE, (i) each of BMF, the BMF PROPERTY (hereinafter defined) and the COLLATERAL PROPERTY (hereinafter defined) is, and has been at all times, in full compliance with all applicable ENVIRONMENTAL LAWS (hereinafter defined); (ii) no investigations, inquiries, orders, hearings, actions or other proceedings by or before any court or governmental agency have been issued, are pending or, to the knowledge of BMF, threatened against BMF or in connection with the BMF PROPERTY or the COLLATERAL PROPERTY; (iii) no claims have been made or, to the knowledge of BMF, threatened at any time against BMF or in connection with the BMF PROPERTY or the COLLATERAL PROPERTY relating to actual or alleged violation of any ENVIRONMENTAL LAW or relating to damage, contribution, cost recovery, compensation, loss or injury resulting from any HAZARDOUS SUBSTANCE (hereinafter defined) and no past or present actions, activities, conditions, events or incidents, including, without limitation, the release, emission, discharge or disposal of, or exposure to, any HAZARDOUS SUBSTANCE have occurred that could reasonably form the basis of any such claims against BMF or in connection with the BMF PROPERTY or the COLLATERAL PROPERTY;
(iv) no HAZARDOUS SUBSTANCES have been integrated into any BMF PROPERTY or COLLATERAL PROPERTY or any component thereof in violation of ENVIRONMENTAL LAWS, or which will in the future require remediation during renovation or demolition, or in such quantities and manner as may or do pose a threat to human health; (v) no portion of any BMF PROPERTY or COLLATERAL PROPERTY is located within 2000 feet of (I) a release of HAZARDOUS SUBSTANCES which has been reported or is required to be reported under any ENVIRONMENTAL LAW or (II) the location of any site used, in the past or presently, for the disposal of any HAZARDOUS SUBSTANCES; (vi) neither the BMF PROPERTY nor the COLLATERAL PROPERTY has been used for the storage, disposal or treatment of HAZARDOUS SUBSTANCES, has been contaminated by HAZARDOUS SUBSTANCES, or has been used for the storage or use of any underground or aboveground storage tanks; and (vii) all permits, registrations and other authorizations necessary for BMF, the BMF PROPERTY and the COLLATERAL PROPERTY to operate in full compliance with all ENVIRONMENTAL LAWS are currently in force and are identified in Section 3.20 of the DISCLOSURE SCHEDULE.

                  (b) Section 3.20 of the DISCLOSURE SCHEDULE sets forth an accurate and complete list of all outstanding loans of BMF as to which the borrower has submitted to BMF, the borrower or another person is required to submit, or which BMF otherwise has in its possession, any environmental audits, site assessments, analyses, studies or surveys of environmental conditions on any matter, including, but not limited to, any COLLATERAL PROPERTY. BMF shall make available to WFC all such documents within ten (10) business days after the effective date of this Agreement.

                  (c)      As used in this Section 3.20:

                           (i) "BMF PROPERTY" means all real and person property now or previously owned, leased, occupied or managed by BMF or any person or entity whose liability for any matter has or may have been related or assumed by BMF either contractually or by operation of law.

                           (ii) "COLLATERAL PROPERTY" means all real and personal property in which BMF holds a security interest in connection with a loan or loan participation.

                           (iii) "ENVIRONMENTAL LAWS" means all federal, state, local and other laws, regulations, rules, standards, ordinances, orders, decrees, and judgments relating to pollution, the environment, occupational health and safety, or the protection of human health, all as may be from time to time amended.

                           (iv) "HAZARDOUS SUBSTANCES" means any and all substances or materials which are classified or considered to be hazardous or toxic to human health or the environment under any applicable ENVIRONMENTAL LAWS and shall include, without limitation, any "hazardous substances" as defined in Section 101(14) of CERCLA (42 USC Section 9601(14)) or regulations promulgated thereunder, any "toxic and hazardous substances" as defined in 29 CFR Part 1910, petroleum and its byproducts, asbestos, polychlorinated biphenyls, nuclear fuel or materials, lead and lead-containing substances, and urea-formaldehyde.

         SECTION 3.21. EMPLOYMENT MATTERS. BMF is in compliance with all federal, state or other applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, including, but not limited to, Title VII of the Civil Rights Act of 1964 (as amended by the Equal Employment Opportunity Act of 1972), the Civil Rights Act of 1991, the Age Discrimination in Employment Act of 1967, the Employee Retirement Income Security Act, 29 U.S.C. Section 1001 et seq., 42 U.S.C. Section 1981, the Older Workers Benefit Protection Act, the Americans with Disabilities Act, Ohio Revised Code Sections 4112.01 et seq., and the Fair Labor Standards Act; and has not and is not engaged in any unfair labor practice, except where such failure to comply would not have, or such practice would not have, a material adverse effect on the financial condition, results of operations, business or prospects of BMF. No unfair labor practice complaint against BMF is pending before any governmental agency or court and there is no labor strike, dispute, slowdown or stoppage actually pending or, to the knowledge of BMF, threatened against or involving BMF. No representation question exists in respect of the employees of BMF and no labor grievance which might have a material adverse effect upon BMF or the conduct of its businesses is pending or, to the knowledge of BMF, threatened. No arbitration proceeding arising out of or under any collective bargaining agreement is pending and no claim therefore has been asserted against BMF. No collective bargaining agreement is currently being negotiated by BMF. BMF has not experienced any material labor difficulty during the last three years.

         SECTION 3.22. UNTRUE STATEMENTS AND OMISSIONS. The certificates, statements and other information furnished to WFC in writing by or on behalf of BMF in connection with the transactions contemplated hereby, including, but not limited to, disclosures and information set forth in the DISCLOSURE SCHEDULE, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

         SECTION 3.23. PROXY MATERIALS. None of the information relating to BMF included in any proxy statement which is to be mailed to the shareholders of BMF in connection with any meeting of shareholders convened in accordance with
Section 6.04 of this AGREEMENT (hereinafter referred to as the "PROXY STATEMENT") will, at the time the PROXY STATEMENT is mailed or at the time of the meeting of shareholders to which the PROXY STATEMENT relates, be false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements therein not false or misleading, or at the time of the meeting of shareholders to which the PROXY STATEMENT relates, necessary to correct any statement which has become false or misleading. The legal responsibility for the contents of the PROXY STATEMENT (other than information supplied by WFC or WSL concerning WFC or WSL) shall be and remain with BMF.

         SECTION 3.24. BROKERS. All negotiations relating to this AGREEMENT and the transactions contemplated hereby have been carried on without the intervention of any person, other than Charles Webb & Company, a division of Keefe, Bruyette & Woods, Inc. (hereinafter referred to as "WEBB"), acting on behalf of BMF in such manner as to give rise to any valid claim against BMF for any broker's or finder's fee or similar compensation.

         SECTION 3.25. STOCK OWNERSHIP. Neither BMF nor any of its "affiliates" or "associates", as the terms "affiliates" and "associates" are defined in
Section 1704.01(C)(1) of the ORC, are "beneficial owners", as the term "beneficial owners" is defined in Section 1704.01(C)(4) of the ORC, of any of the outstanding shares of any class of shares of WFC.

         SECTION 3.26. YEAR 2000. (a) All devices, systems, machinery, information technology, computer software and hardware, and other date sensitive technology owned or leased by BMF (hereinafter referred to as the "Systems") necessary for BMF to carry on its business as presently conducted and as contemplated to be conducted in the future either (i) are a Year 2000 Compliant (hereinafter defined) or (ii) will be Year 2000 Compliant within a period of time calculated to result in no material disruption of any of BMF's business operations. For purposes of this Section 3.26, "Year 2000 Compliant" means that such Systems are designed to be used prior to, during and after the Gregorian calendar year 2000 A.D. and will operate during each such time period without error relating to date data, specifically including any error relating to, or the product of, date data which represents or references different centuries or more than one century.

                  (b) BMF has (i) undertaken a detailed inventory, review and assessment of all areas within its business and operations that could be adversely affected by the failure of BMF to be Year 2000 Compliant on a timely basis; (ii) developed a detailed plan and time line for becoming Year 2000 Compliant on a timely basis; and (iii) to date, implemented that plan in accordance with that timetable in all material respects.

                  (c) BMF has made inquiry of each of its key suppliers, vendors and customers and has obtained confirmations from all such persons as to whether such persons have initiated programs to become Year 2000 Compliant and on the basis of such confirmations, BMF reasonably believes that all such persons will be or try to become so compliant or make other suitable arrangements so as not to likely cause a material disruption of business. For purposes of this paragraph, "key customers of BMF whose business failure would, with reasonable probability, result in a material adverse financial change in the business, properties, or condition of BMF.

                                  ARTICLE FOUR

                  REPRESENTATIONS AND WARRANTIES OF WFC AND WSL

         WFC and WSL represent and warrant to BMF that each of the following is true and accurate in all material respects:

         SECTION 4.01. ORGANIZATION AND STANDING. (a) WFC is a corporation duly organized, validly existing and in good standing under the laws of Ohio and has the corporate power and authority to conduct its business and operations as presently conducted. WFC is registered as a savings and loan holding company under the Home Owners' Loan Act.

                  (b) WSL is a savings and loan association duly organized, validly existing and in good standing under the laws of Ohio; has the corporate power and authority to conduct its business and operations as presently conducted; and is a member of the FHLB of Cincinnati. The savings accounts and deposits of WSL are insured up to applicable limits by the FDIC.

                  (c) WFC and WSL are in compliance in all material respects with all applicable local, state or federal laws and regulations, including, without limitation, the regulations of the OTS.

         SECTION 4.02. QUALIFICATION. WFC and WSL are either duly qualified to do business and in good standing in each jurisdiction in which such qualification is required or the failure to so qualify would not have a material adverse effect on the business of WFC and WSL.

         SECTION 4.03. AUTHORITY. Subject to the approval of the MERGER by the OTS and the DIVISION, (a) WFC and WSL have all requisite corporate power and authority to enter into this AGREEMENT and to perform their obligations hereunder; (b) the execution and delivery of this AGREEMENT and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action by WFC and WSL; and (c) this AGREEMENT is a valid and binding agreement of WFC and WSL, enforceable against them in accordance with its terms, (i) subject to applicable bankruptcy, insolvency, reorganization and moratorium laws and other laws of general applicability affecting the enforcement of creditors' rights generally, and the effect of rules of law governing specific performance, injunctive relief and other equitable remedies on the enforceability of such documents and (ii) except to the extent such enforceability may be limited by laws relating to safety and soundness of insured depository institutions as set forth in 12 U.S.C. Section 1818(b) or by the appointment of a conservator by the FDIC. This AGREEMENT has been duly executed and delivered by WFC and WSL.

         SECTION 4.04. GOVERNING DOCUMENTS. WFC has made available or will promptly make available to BMF true and accurate copies of the WFC Articles of Incorporation, as amended, and Code of Regulations and the WSL Amended Articles of Incorporation and Amended Constitution and has granted BMF access to all records of all meetings and other corporate actions occurring before the EFFECTIVE TIME by the shareholders, Board of Directors and Committees of the Board of Directors of WFC and WSL. The minute books of WFC and WSL contain, in all material respects, complete and accurate records of all meetings and other corporate actions of their shareholders, Boards of Directors and Committees of the Boards of Directors.

         SECTION 4.05. NO CONFLICTS. The execution and delivery of this AGREEMENT and, subject to the approval of the MERGER by the OTS and the DIVISION, the consummation of the transactions contemplated hereby will not (a) conflict with or violate any provision of or result in the breach of any provision of the Articles of Incorporation, as amended, or Code of Regulations of WFC or the Amended Articles of Incorporation or Amended Constitution of WSL;
(b) conflict with or violate any provision of or result in the breach or the acceleration of or entitle any party to accelerate (whether upon or after the giving of notice of lapse of time or both) any obligation under, or otherwise materially affect the terms of, any mortgage, lien, lease, agreement, license, instrument, order, arbitration award, judgment or decree to which WFC or WSL is a party or by which WFC or WSL or their property or assets is bound; (c) require the consent of any party to any agreement or commitment to which WFC or WSL is a party or by which WFC or WSL or their property or assets is bound, the failure to obtain which could, individually or in the aggregate with all the other failures to obtain required consents, have a material adverse effect on the business, operations, condition (financial or otherwise) or prospects of WFC or WSL; (d) result in the creation or imposition of any lien, charge, pledge, security interest or other encumbrance upon any property or assets of WFC or WSL or give rise to any meritorious cause of action against WFC or WSL; or (e) violate or conflict with any applicable law, ordinance, rule or regulation, including, without limitation, the rules and regulations of the OTS, the DIVISION and/or the FDIC.

         SECTION 4.06. CONSENTS. No consent, approval, order or authorization of, or registration, declaration or filing with, any governmental authority is required in connection with the execution and delivery of this AGREEMENT by WFC or WSL or the consummation by WFC or WSL of the transactions contemplated hereby, except for filings, authorizations, consents or approvals required by the SEC, the OTS, the Ohio Secretary of State and the DIVISION.

         SECTION 4.07. AUTHORIZED CAPITAL OF WFC. On the date hereof, the authorized capital of WFC consists of (a) 5,000,000 common shares, without par value, 4,014,304 of which are issued and outstanding and 481,000 of which are reserved for issuance upon exercise of outstanding stock options (hereinafter referred to as the "WINTON OPTIONS"), and (b) 2,000,000 preferred shares, without par value, none of which is issued or outstanding. All of the outstanding common shares of WFC are duly authorized, validly issued, fully paid and nonassessable; were issued in full compliance with all applicable laws; and were not issued in violation of the preemptive right of any shareholder of WFC. WFC has no outstanding class of capital stock other than such common shares. Except for the WINTON OPTIONS and as disclosed in writing on the date of this AGREEMENT to BMF (hereinafter referred to as the "WFC LETTER"), there are no outstanding subscription rights, options, conversion rights, warrants or other agreements or commitments of any nature whatsoever (either firm or conditional) obligating WFC to issue, deliver or sell, cause to be issued, delivered or sold, or restricting WFC from selling any additional WFC shares, or obligating WFC to grant, extend or enter into any such agreement or commitment.

         SECTION 4.08. SEC REPORTS. WFC has delivered to BMF copies of the following documents, each of which has been filed with the SEC (hereinafter referred to as the "SEC FILINGS"):

                  (a) The WFC Annual Reports on Form 10-K for the fiscal years ended September 30, 1997, 1996 and 1995;

                  (b) The Annual Reports to Shareholders for the fiscal years ended September 30, 1997, 1996 and 1995;

                  (c) The Proxy Statements for use in connection with the 1998, 1997 and 1996 Annual Meetings of Shareholders; and

                  (d) The Quarterly Reports on Form 10-Q for the quarters ended December 31, 1997 and March 31 and June 30, 1998.

The SEC FILINGS did not, as of the dates on which such reports were filed with the SEC, contain any untrue statement of a material fact or omit any material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

         SECTION 4.09. FINANCIAL STATEMENTS. (a) The consolidated statements of financial condition as of September 30, 1997 and 1996, of WFC and the related consolidated statements of earnings, shareholders' equity and cash flows for each of the three years then ended, examined and reported upon by Grant Thornton LLP, certified public accountants, complete copies of which have previously been delivered to BMF (hereinafter referred to as the "WFC AUDITED FINANCIALS"), have been prepared in conformity with generally accepted accounting principles applied on a consistent basis and fairly present the financial position of WFC at such dates and the results of its operations and cash flows for such periods.

                  (b) The consolidated statement of financial condition as of June 30, 1998, of WFC and the related consolidated statements of earnings, shareholders' equity and cash flows for the nine months then ended, complete copies of which have previously been delivered to BMF (hereinafter referred to as the "WFC INTERIM FINANCIALS"), fairly present the financial position of WFC at such date and the results of its operations and cash flows for such period and have been prepared in accordance with generally accepted accounting principles as applicable to condensed consolidated financial statements and as applied on a consistent basis with the WFC AUDITED FINANCIALS. All adjustments which are necessary for a fair statement of the WFC INTERIM FINANCIALS have been made.

                  (c) Except as disclosed in the WFC INTERIM FINANCIALS, as of June 30, 1998, WFC had no liabilities or obligations material to the business condition (financial or otherwise) of WFC taken as a whole, whether accrued, absolute, contingent or otherwise, and whether due or to become due.

                  (d) The WFC AUDITED FINANCIALS and the WFC INTERIM FINANCIALS did not, as of the dates thereof, contain any untrue statement of a material fact or omit to state any material fact necessary to make the information contained therein, in light of the circumstances under which they were made, not misleading.

         SECTION 4.10. CONDUCT OF BUSINESS. Except as disclosed in the WFC LETTER, since June 30, 1998, WFC and WSL have conducted their business only in the ordinary and usual course and there have been no material adverse changes in the financial condition, assets, liabilities, obligations, properties, business or prospects of WFC and WSL.

         SECTION 4.11. REPORTS AND RECORDS. WFC and WSL have filed all reports and maintained all records required to be filed or maintained by them under various rules and regulations of the SEC, OTS, FDIC and the DIVISION. All such documents and reports complied in all material respects with applicable requirements of law and regulations in effect at the time of the filing of such documents and contained in all material respects the information required to be stated therein. None of such documents, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

         SECTION 4.12. ACTIONS AND SUITS. Except as set forth in the SEC FILINGS and in the WFC LETTER, there are no material actions, suits or proceedings or investigations pending or, to the knowledge of WFC, threatened against or affecting the business, operations or financial condition of WFC or WSL in any court or before any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality and management of WFC and WSL have no knowledge of any basis for any such action, suit, proceeding or investigation. Except as set forth in the SEC FILINGS and the WFC LETTER, neither WFC nor WSL is in default in respect of any judgment, order, writ, injunction or decree of any court or any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality.

         SECTION 4.13. PERMITS AND LICENSES. WFC and WSL have all material permits, licenses, orders and approvals of all federal, state or local governmental or regulatory bodies required for them to conduct their business as presently conducted and all such material permits, licenses, orders and approvals are in full force and effect, without the threat of suspension or cancellation. None of such permits, licenses, orders or approvals will be adversely affected by the consummation of the transactions contemplated by this AGREEMENT.

                                  ARTICLE FIVE

                                    COVENANTS

         SECTION 5.01. CONDUCT OF BUSINESSES. From the date of this AGREEMENT until the EFFECTIVE TIME, BMF:

                  (a) Except with the prior written consent of WFC, will conduct its business only in the ordinary course, in accordance with past practices and policies and in compliance with all applicable statutes, rules and regulations;

                  (b)      Without the prior written consent of WFC, will not:

                           (i) Authorize the creation or issuance of, issue, sell or dispose of, or create any obligation to issue, sell or dispose of, any stock, notes, bonds or other securities of which BMF is the issuer (including, without limitation, the grant of options under the 1997 Plan), or any obligations convertible into or exchangeable for, any shares of its capital stock. Without limiting the generality of the foregoing, BMF shall not permit any BMF common shares to be issued to the TRUST;

                           (ii) Declare, set aside, pay or make any dividend or other distribution on capital stock, or directly or indirectly redeem, purchase or otherwise acquire any shares or enter into any agreement in respect to the foregoing; provided, however, that BMF may pay a regular quarterly cash dividend of no more than $0.125 per share in each of the calendar quarters ending March 31, June 30 and September 30, 1999; provided further, however, that WFC and BMF will coordinate such dividend in the quarter of the EFFECTIVE TIME to prevent any shareholder of BMF from receiving two dividends in such quarter as a result of the MERGER;

                           (iii) Effect any stock split, recapitalization, combination, exchange of shares, readjustment or other reclassification;

                           (iv)     Amend its Charter or Bylaws or Constitution;

                           (v) Purchase, sell, assign or transfer any material tangible asset or any material patent, trademark, trade name, copyright, license, franchise, design or other intangible assets or property;

                           (vi) Mortgage, pledge or grant or suffer to exist any lien or other encumbrance or charge on any assets or properties, tangible or intangible, except for liens for taxes not yet delinquent, assets pledged as collateral to secure borrowings from the FHLB of

                                    Cincinnati and such other liens,
                                    encumbrances or charges which do not
                                    materially or adversely affect its financial position;

                           (vii) Waive any rights of material value or cancel any material debts or claims;

                           (viii) Incur any material obligation or liability (absolute or contingent), including, without limitation, any tax liability , or pay any material liability or obligation (absolute or contingent), other than liabilities and obligations incurred in the ordinary course of business and borrowings from the FHLB of Cincinnati;

                           (ix) Cause any material adverse change in the amount or general composition of its deposit liabilities or its loan portfolio;

                           (x) Enter into or amend any employment contract with any of its officers, increase the compensation payable to any officer or director or any relative of any such officer or director, or be obligated to increase any such compensation, adopt or amend in any material respect any employee benefit plans, severance plan or collective bargaining agreement or make awards or distributions under any employee benefit plans not consistent with past practice or custom; provided, however, that BMF may grant pay raises for current BMF employees for the 1999 calendar year in an aggregate maximum of $12,000;

                           (xi) Acquire any stock or other equity interest in any corporation, partnership, trust, joint venture or other entity;

                           (xii) Make any (I) material investment (except in the ordinary course of business) or (II) material capital expenditure or commitment for any material addition to property, plant, or equipment;

                           (xiii) Permit the allocation by the ESOP of any BMF common shares to the accounts of participants; or

                           (xiv) Agree, whether in writing or otherwise, to take any action described in this Section 5.01.

         SECTION 5.02. ACQUISITION PROPOSALS. BMF shall not, and shall cause the officers, directors, employees and other agents of BMF not to, directly or indirectly, take any action to solicit, initiate, engage or negotiate any proposals or offers from any person or entity, other than WFC, or discuss or negotiate with any such person or entity, other than WFC, any acquisition or purchase of all or a material amount of the assets of, any equity securities of, or any merger, consolidation or business combination with, BMF (hereinafter collectively referred to as "ACQUISITION TRANSACTIONS"); provided, however, that nothing contained in this Section 5.02 shall prohibit BMF from furnishing information to, or entering into discussions or negotiations with, any person or entity which makes an unsolicited proposal of an ACQUISITION TRANSACTION if and to the extent that (a) the Board of Directors of BMF, after consultation with and based upon the written advice of counsel, determines in good faith that such action is required to fulfill its fiduciary duties to the shareholders of BMF under applicable law and (b) before furnishing such information to, or entering into discussions or negotiations with, such person or entity, BMF provides immediate written notice to WFC of such action.

         SECTION 5.03. ACCOUNTING POLICIES. Before the EFFECTIVE TIME and at the request of WFC, BMF shall promptly establish and take such reserves and accruals to conform the loan, accrual and reserve policies of BMF to WSL's policies; shall promptly establish and take such accruals, reserves and charges in order to implement such policies in respect of excess facilities and equipment capacity, severance costs, litigation matters, write-off or write-down of various assets and other appropriate accounting adjustments; and shall promptly recognize for financial accounting purposes such expenses of the MERGER and restructuring charges related to or to be incurred in connection with the MERGER, to the extent permitted by law and consistent with generally accepted accounting principles.


                                   ARTICLE SIX

                               FURTHER AGREEMENTS

         SECTION 6.01. APPLICATION FOR APPROVAL OF MERGER. As soon as practicable after the date of this AGREEMENT, WFC and BMF shall submit to the OTS and the DIVISION such documents as are required by the OTS and the DIVISION to be filed in connection with or related to the MERGER.

         SECTION 6.02. REGISTRATION STATEMENT. (a) WFC shall, as soon as reasonably practicable, prepare in accordance with the Securities Act of 1933, as amended (hereinafter referred to as the "ACT"), and file with the SEC a Registration Statement in respect of the WFC common shares to be issued to the holders of BMF common shares in accordance with ARTICLE TWO of this AGREEMENT (hereinafter referred to as the "REGISTRATION STATEMENT"), and shall use all reasonable efforts to have the REGISTRATION STATEMENT, as amended, declared effective by the SEC as promptly as practicable.

                  (b) The information included in the REGISTRATION STATEMENT in respect of WFC or WSL will not, at the time the REGISTRATION STATEMENT becomes effective, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

                  (c) Within five days before the effective date of the REGISTRATION STATEMENT and within five days before the CLOSING, BMF shall cause its certified independent accountants to issue to WFC, and WFC shall cause its certified independent accountants to issue to BMF, a letter in form and substance satisfactory to BMF and WFC and in relation to the audited and unaudited financial and statistical information set forth in the REGISTRATION STATEMENT.

         SECTION 6.03. AFFILIATES COMPLIANCE WITH THE SECURITIES ACT. (a) Within 30 days after the date of this AGREEMENT, BMF shall identify to WFC all persons whom BMF reasonably believes to be "affiliates," as defined in paragraphs (c) and (d) of Rule 145 under the ACT (hereinafter referred to as the "AFFILIATES"). Thereafter and until the EFFECTIVE TIME, BMF shall identify to WFC each additional person whom it reasonably believes to have thereafter become its AFFILIATE.

                  (b) BMF shall cause each person who is identified as an AFFILIATE to deliver to WFC before the EFFECTIVE DATE a written agreement in the form of the written agreement attached hereto as Exhibit C in which such AFFILIATE confirms that the WFC common shares received by such AFFILIATE in the MERGER shall not be transferable until the expiration of the time period specified in Section 201.01 of the Codification of Financial Reporting Policies of the SEC.

         SECTION 6.04. SPECIAL MEETING OF SHAREHOLDERS. BMF shall take all steps necessary to duly call, give notice of, convene and hold a meeting of its shareholders for the purpose of voting upon the AGREEMENT and the transactions contemplated hereby, including the MERGER. BMF shall use its reasonable efforts to hold such meetings as soon as practicable following the date of this AGREEMENT. The Board of Directors of BMF shall (i) recommend to the shareholders in the PROXY STATEMENT the approval of this AGREEMENT and the transactions contemplated hereby, including the MERGER, and the other matters to be submitted to the shareholders in connection therewith and (ii) use their reasonable efforts to obtain the necessary approvals by the shareholders of this AGREEMENT, any amendments hereto, and the transactions contemplated hereby, including the MERGER.

         SECTION 6.05. ACCESS. Until the EFFECTIVE TIME, BMF shall afford to WFC, and WFC shall afford to BMF, and to their respective officers and representatives (including, without limitation, counsel, financial advisers and independent accountants), reasonable access to their properties, personnel, books, records and affairs. Each party shall furnish the other party with such additional financial and operating data and other information as to its businesses and properties as may be reasonably requested. Such access shall include, but shall not be limited to, (i) permitting verification, by audit or otherwise, of any representation or warranty made hereunder; (ii) authorizing release of any information (including the work papers of such independent auditors) and financial consultants; (iii) consistent with applicable regulations or procedures, furnishing regular and special examination reports since the date of this AGREEMENT to the EFFECTIVE TIME; and (iv) delivering copies of all documents or reports or correspondence filed and any correspondence with any federal regulatory or supervisory agency from the date of this AGREEMENT until the EFFECTIVE TIME.

         SECTION 6.06. DISSOLUTION OF CSC. On or before the date of the dissemination of the PROXY STATEMENT, BMF shall dissolve CSC and wind up the business of CSC in accordance with Chapter 1701 of the ORC.

         SECTION 6.07. CONFIDENTIALITY. BMF, WFC and WSL shall hold confidential any information obtained hereunder which is not otherwise public knowledge or ascertainable from public information and all non-public documents (including copies thereof) obtained hereunder by either party from the other party shall be returned to such party.

         SECTION 6.08. PRESS RELEASES. WFC and BMF shall consult with each other before issuing any press release or otherwise making any public statements with respect to the MERGER and shall not issue any such press release or make any such public statement without obtaining the prior consent of the other party, except as may be required by law or by obligations pursuant to any listing agreement with any national securities association.

         SECTION 6.09. COSTS, EXPENSES AND FEES. (a) Subject to paragraph (b) of this Section 6.09, whether or not the MERGER is consummated, all costs and expenses incurred in connection with this AGREEMENT, the PROXY STATEMENT, the REGISTRATION STATEMENT and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.

                  (b) In the event that BMF accepts in any manner an ACQUISITION TRANSACTION at any time before March 31, 2000, BMF shall pay to WFC a fee of $200,000 in immediately available federal funds upon the execution of any agreement in respect of an ACQUISITION TRANSACTION.

         SECTION 6.10. REASONABLE EFFORTS. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use all reasonable efforts to take, or cause to be taken, all action, and to do or cause to be done all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this AGREEMENT.

         SECTION 6.11. NOTIFICATION OF EVENTS. At all times from the date of this AGREEMENT until the EFFECTIVE TIME, each party shall promptly notify the other in writing of any adverse business conditions threatening its normal business operations or of the occurrence of any event or the failure of any event to occur which might result in a breach of or a failure to comply with any representation, warranty, covenant, condition or agreement contained in this AGREEMENT or of the commencement of any action, suit, proceeding, or investigation against it.

         SECTION 6.12. INDEMNIFICATION. (a) For a period of three years after the EFFECTIVE TIME, WFC shall indemnify persons who served as directors and officers of BMF on or before the EFFECTIVE TIME to the fullest extent permitted under the Articles of Incorporation, as amended, and Code of Regulations of WFC and applicable provisions of Ohio law. Any such indemnification shall be made by WFC only as authorized in a specific case upon a determination by WFC's Board of Directors that the applicable standard of conduct under the Articles of Incorporation, as amended, and Code of Regulations of WFC and applicable provisions of Ohio law has been met and that such indemnification is permissible under applicable law. As a condition to receiving such indemnification, the party claiming indemnification shall assign to WFC, by separate writing, all right, title and interest in and to the proceeds of the claiming party's applicable insurance coverage, if any, including insurance maintained or provided by BMF or WFC, to the extent of such indemnity. No person shall be entitled to such indemnification who shall (i) fail to cooperate in the defense and investigation of any claims as to which indemnification may be made, (ii) make, or who shall be a general partner, executive officer, director, trustee, beneficiary or person in control of any partnership, corporation, trust or other enterprise that shall make, any claim against BMF, WFC or WSL or any stockholder, director, officer, employee, or agent of any thereof, in any action, suit or proceeding arising out of or in connection with this AGREEMENT, the transactions contemplated hereby or the conduct of the business of WFC, WSL or BMF or (iii) fail to deliver such notices as may be required under any applicable directors and officers liability insurance policy to preserve any possible claims of which the claiming party is aware.

                  (b) WFC shall, at its discretion, either (i) pay up to a maximum of $10,000 to obtain directors' and officers' liability insurance in the policy amount of $1,000,000 for the officers and directors of BMF to take effect at the EFFECTIVE TIME and for a period of three years thereafter (provided, however, that in the event the cost of such insurance exceeds $10,000, the officers and directors of BMF may elect to pay the amount in excess of such $10,000) or (ii) have each of the officers and directors of BMF covered as an insured under WFC's directors' and officers' liability insurance for acts committed prior to the EFFECTIVE TIME for a period of six years after the EFFECTIVE TIME (provided that such insurance is in a policy amount of at least $2,000,000).

         SECTION 6.13. LIQUIDATION ACCOUNT. The MERGER shall have no effect upon the BMF Liquidation Account which shall be assumed by WSL at the EFFECTIVE TIME in accordance with 12 C.F.R. Section 563b.3(j).


                                  ARTICLE SEVEN

                                 CLOSING MATTERS

         SECTION 7.01. CONDITIONS TO OBLIGATIONS OF WFC, WSL AND BMF. Notwithstanding any other provision of this AGREEMENT, the obligations of WFC, WSL and BMF to effect the MERGER shall be subject to the fulfillment of each of the following conditions:

                  (a) This AGREEMENT shall have been validly adopted by the affirmative vote of the holders of at least the number of outstanding BMF shares required under federal law and the BMF Charter and Bylaws to adopt such agreements;

                  (b) All permits, approvals, consents, authorizations, exemptions or waivers of any federal or state governmental body or agency necessary or appropriate for consummation of the MERGER shall have been obtained;

                  (c) All waivers, consents and approval of every person, in addition to those required under subsections (a) and (b) of this Section 7.01, necessary or appropriate for the consummation of the MERGER shall have been obtained;

                  (d) BMF shall have received a written opinion of WEBB, dated the date of this AGREEMENT, to the effect that the EXCHANGE RATE is fair to the holders of the BMF common shares from a financial point of view;

                  (e) There shall not be in effect an order or decision of a court of competent jurisdiction which prevents or materially delays the consummation of the MERGER;

                  (f) There shall not be in effect any federal or state law, rule or regulation which prevents or materially delays consummation of the MERGER;

                  (g) WFC and BMF shall have received an opinion of counsel to the effect that the MERGER, when consummated in accordance with the terms hereof, will constitute a reorganization within the meaning of Section 368(a) of the CODE; and

                  (h) The REGISTRATION STATEMENT (including any post-effective amendment thereto) shall be effective under the ACT and no proceeding shall be pending or, to the knowledge of WFC, threatened by the SEC to suspend the effectiveness of the REGISTRATION STATEMENT.

         SECTION 7.02. CONDITIONS TO OBLIGATIONS OF WFC AND WSL. In addition to the conditions contained in Section 7.01 of this AGREEMENT, the obligations of WFC and WSL to effect the MERGER shall also be subject to the fulfillment of each of the following conditions:

                  (a) The representations and warranties of BMF contained in Article Three of this AGREEMENT shall be true in all material respects at and as of the date hereof and at and as of the EFFECTIVE TIME as if made at and as of such time;

                  (b) BMF shall have duly performed and complied in all material respects with all agreements, covenants and conditions required by this AGREEMENT to be performed or complied with by it before or at the EFFECTIVE TIME;

                  (c) There shall not have been a material adverse change in the financial condition, assets, liabilities, obligations, properties, business or prospects of BMF after the date of this AGREEMENT, except changes resulting from action taken by BMF pursuant to
                           Section 5.03 of this AGREEMENT;

                  (d) The consolidated shareholders' equity of BMF at the EFFECTIVE TIME and as calculated in accordance with generally accepted accounting principles shall not be less than $3,497,000, exclusive of up to $130,000 in expenses recognized by BMF in connection with the MERGER and exclusive of reserves, accruals and charges taken or established by BMF at the request of WFC in accordance with Section 5.03 of this AGREEMENT;

                  (e) CSC shall have been dissolved and the CSC business wound up;

                  (f) BMF shall not have incurred any damage, destruction or similar loss, not covered by insurance, materially affecting its businesses or properties;

                  (g) The holders of not more than 5% of the BMF common shares shall have delivered a written demand for appraisal of such shares in the manner provided in
                           Section 2.06 of this AGREEMENT;

                  (h) BMF shall have delivered to WFC a certificate dated the EFFECTIVE TIME and signed by the President and Treasurer of BMF to the effect set forth in subsections (a), (b), (c), (d), (e), (f) and (g) of this Section 7.02;

                  (i) WFC shall have received a written opinion of McDonald Investment Inc., dated the date of this AGREEMENT and the date of the PROXY STATEMENT, to the effect that, as of such dates, the EXCHANGE RATE is fair to the holders of WFC common shares from a financial point of view;

                  (j) WFC shall have received an opinion of BMF's counsel dated the date of the EFFECTIVE TIME and to the effect set forth in the form attached hereto as Exhibit D;

                  (k) BMF shall have obtained all consents, authorizations or approvals of, or exemptions or waivers by, any federal or state governmental body or agency required to be obtained by it in connection with the MERGER or the taking of any action contemplated hereby;

                  (l) There shall not be any action or proceeding commenced by or before any court or governmental agency or authority in the United States, or threatened by any governmental agency or authority in the United States, that challenges or seeks to prevent or delay the consummation of the MERGER or seeks to impose material limitations on the ability of WFC or WSL to exercise full rights of ownership of the assets or business of BMF;

                  (m) There shall not have been proposed, nor shall there be in effect, any federal or state law, rule, regulation, order or statement of policy that, in the reasonable judgment of WFC, would: (i) prevent or delay the consummation of the MERGER or interfere with the reasonable operation of the business of BMF,
                           (ii) materially adversely affect the ability of WFC to enjoy the economic or other benefits of the MERGER; or (iii) impose any material adverse condition, limitation or requirement on WFC in connection with the MERGER;

                  (n) WFC shall have received the advice of Grant Thornton LLP that the MERGER will qualify for the pooling of interests method of accounting; and

                  (o) BMF shall have obtained all consents to, or authorizations or approvals of, the transactions contemplated by this AGREEMENT of any party to any contract, obligation, lease or other agreement to which BMF is a party and which requires such consent, authorization or approval.

         SECTION 7.03. CONDITIONS TO OBLIGATIONS OF BMF. In addition to the conditions contained in Section 7.01 of this AGREEMENT, the obligation of BMF to effect the MERGER shall also be subject to the fulfillment of each of the following conditions:

                  (a) The representations and warranties of WFC and WSL contained in Article Four of this AGREEMENT shall be true in all material respects at and as of the date hereof and as of the EFFECTIVE TIME as if made at and as of such time, except to the extent that such representations and warranties are made as of a specific date;

                  (b) WFC and WSL shall have duly performed and complied in all material respects with all agreements, covenants and conditions required by this AGREEMENT to be performed or complied with by them before or at the EFFECTIVE TIME;

                  (c) There shall not have been a material adverse change in the financial condition, assets, liabilities, obligations, properties, business or prospects of WFC and WSL after the date of this AGREEMENT;

                  (d) WFC and WSL shall have delivered to BMF a certificate dated the EFFECTIVE TIME and signed by the Chairman and the President of WFC and WSL to the effect set forth in subsections (a), (b) and (c) of this Section 7.03;

                  (e) BMF shall have received an opinion of WFC's counsel dated the date of the EFFECTIVE TIME and to the effect set forth in the form attached hereto as Exhibit E;

                  (f) WFC shall have obtained all consents, authorizations or approvals of, or exemptions or waivers by any federal or state governmental body or agency required to be obtained by it in connection with the MERGER or the taking of any action contemplated thereby;

                  (g) WFC shall not have incurred any damage, destruction or similar loss, not covered by insurance, materials affecting its business or properties;

                  (h) There shall not be any action or proceeding commenced by or before any court or governmental agency or authority in the United States, or threatened by any governmental agency or authority in the United States, that challenges or seeks to prevent or delay the consummation of the MERGER; and

                  (i) The average of the closing sales prices of WFC on the American Stock Exchange during the twenty trading days ending five trading days before the CLOSING shall not be less than $10.50.


                                  ARTICLE EIGHT

                                   TERMINATION

         SECTION 8.01. TERMINATION. This AGREEMENT may be terminated at any time prior to the EFFECTIVE TIME, whether before or after approval by the shareholders of BMF:

                  (a) By mutual consent of the Boards of Directors of BMF and WFC; or

                  (b)      By the Board of Directors of BMF or WFC if:

                           (i) The MERGER shall not have been consummated on or before September 30, 1999; or

                           (ii) Any event occurs which, in the reasonable opinion of either Board, would preclude satisfaction of any of the conditions set forth in Section 7.01 of this AGREEMENT; or

                  (c) By the Board of Directors of WFC if any event occurs which, in the reasonable opinion of such Board, would preclude compliance with any of the conditions set forth in Section 7.02 of this AGREEMENT; or

                  (d) By the Board of Directors of BMF if any event occurs which, in the reasonable opinion of such Board, would preclude compliance with any of the conditions set forth in Section 7.03 of this AGREEMENT.

         SECTION 8.02. WRITTEN NOTICE OF TERMINATION. In order to terminate this AGREEMENT pursuant to Section 8.01 of this AGREEMENT, the party so acting shall give written notice of such termination to the other party. This AGREEMENT shall terminate on the date such notice is given.

         SECTION 8.03. EFFECT OF TERMINATION. In the event of the termination of this AGREEMENT, the provisions of this AGREEMENT shall become void and have no effect; provided, however, that (a) the provisions set forth in Sections 6.07 and 6.09 of this AGREEMENT shall survive such termination and shall remain in full force and effect and (b) a termination of this AGREEMENT shall not affect the liability of any party for an uncured and material breach of any term or condition of this AGREEMENT.

         SECTION 8.04. AMENDMENT. This AGREEMENT may only be amended by the unanimous consent of WFC, WSL and BMF by action taken by their respective Boards of Directors, at any time before or after approval of this AGREEMENT by the shareholders of BMF, but after such approval no amendment shall be made which materially and adversely affects the rights of such shareholders without the further approval of such shareholders. This AGREEMENT may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

         SECTION 8.05. WAIVER. Any term or provision of this AGREEMENT (other than the requirement for shareholder approval) may be waived in writing at any time by the party which is, or whose shareholders are, entitled to the benefits thereof.


                                  ARTICLE NINE

                                  MISCELLANEOUS

         SECTION 9.01. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations, warranties and covenants in this AGREEMENT shall expire on, and be terminated and extinguished at, the EFFECTIVE TIME, other than covenants which by their terms are to survive or be performed after the EFFECTIVE TIME; provided, however, that no such representations, warranties or covenants shall be deemed to be terminated or extinguished so as to deprive WFC or WSL (or any director, officer or controlling person thereof) of any defense in law or equity which otherwise would be available against the claims of any person, including, without limitation, any shareholder or former shareholder of either WFC or BMF.

         SECTION 9.03. NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                  If addressed to WFC or WSL:

                       Robert L. Bollin
                       President
                       Winton Financial Corporation
                       5511 Cheviot Road
                       Cincinnati, Ohio  45247

                  If addressed to BMF:

                       Robin C. McNulty
                       President
                       BenchMark Federal Savings Bank
                       8670 Winton Road
                       Cincinnati, OH  45231-4935
                  with a copy to:

                       Douglas L. Westendorf, Esq.
                       Wood & Lamping
                       2500 Cincinnati Commerce Center
                       600 Vine Street
                       Cincinnati, OH  45202-2409

         SECTION 9.04. ENTIRE AGREEMENT. This AGREEMENT (including the exhibits, documents and instruments referred to herein or therein) (a) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof; (b) is not intended to and shall not confer any rights or remedies hereunder upon any person other than WFC, WSC or BMF; (c) shall not be assigned by operation of law or otherwise; and (d) shall be governed in all respects, including validity, interpretation and effect, by the laws of the State of Ohio.

         SECTION 9.05. EXECUTION IN COUNTERPARTS. This AGREEMENT may be executed in two or more counterparts which together shall constitute a single AGREEMENT.

         SECTION 9.06. HEADINGS. The headings of articles and sections herein are for convenience of reference only, do not constitute a part of this AGREEMENT and shall not be deemed to limit or affect any of the provisions hereof.

         IN WITNESS WHEREOF, WFC, WSL and BMF have caused this AGREEMENT to be signed by their respective duly authorized officers on the date first above written.

ATTEST:                                    WINTON FINANCIAL CORPORATION


                                           By: /s/ Robert L. Bollin
                                              -------------------------------
                                              Robert L. Bollin
/s/ James W. Brigger                            its President
----------------------------
James W. Brigger
Secretary


ATTEST:                                    THE WINTON SAVINGS AND LOAN CO.


                                           By:/s/ Robert L. Bollin
                                              -------------------------------
                                              Robert L. Bollin
/s/ James W. Brigger                            its President
----------------------------
James W. Brigger
Secretary

ATTEST:                                    BENCHMARK FEDERAL SAVINGS BANK


/s/ Anthony Schement                       By /s/ Robin C. McNulty
----------------------------                  -------------------------------
Anthony Schement                              Robin C. McNulty
Secretary                                       its President

                                 ACKNOWLEDGMENT

STATE OF OHIO         )
                      )   SS:
COUNTY OF HAMILTON    )

         BE IT REMEMBERED that on this 4th day of December, 1998, personally came before me, a Notary Public in and for the State and County aforesaid, Robert L. Bollin, President of Winton Financial Corporation, a savings and loan holding company incorporated under the laws of Ohio, and duly executed the Agreement and Plan of Reorganization before me and acknowledged the same to be his act and deed and the act and deed of said Corporation and that the facts therein are true.

         IN WITNESS WHEREOF, I have hereunto set my hand and seal this 4th day of December, 1998.

                                          /s/ Douglas L. Westendorf
                                          --------------------------
                                          Notary Public       [SEAL]


         BE IT REMEMBERED that on this 4th day of December, 1998, personally came before me, a Notary Public in and for the State and County aforesaid, Robert L. Bollin, President of Winton Savings and Loan Co., a savings and loan association incorporated under the laws of Ohio, and duly executed the Agreement and Plan of Reorganization before me and acknowledged the same to be his act and deed and the act and deed of said Corporation and that the facts therein are true.

         IN WITNESS WHEREOF, I have hereunto set my hand and seal this 4th day of December, 1998.

                                          /s/ Douglas L. Westendorf
                                          --------------------------
                                          Notary Public       [SEAL]


         BE IT REMEMBERED that on this 4th day of December, 1998, personally came before me, a Notary Public in and for the State and County aforesaid, Robin
C. McNulty, President of BenchMark Federal Savings Bank, a savings bank incorporated under the laws of the United States, and duly executed the Agreement and Plan of Reorganization before me and acknowledged the same to be his act and deed and the act and deed of said Corporation and that the facts therein are true.

         IN WITNESS WHEREOF, I have hereunto set my hand and seal this 4th day of December, 1998.

                                          /s/ Douglas L. Westendorf
                                          --------------------------
                                          Notary Public       [SEAL]

                                   EXHIBIT A



                       AMENDED ARTICLES OF INCORPORATION
                                       OF
                        THE WINTON SAVINGS AND LOAN CO.



          FIRST:    The name of the corporation shall be The Winton Savings and
Loan Co.

          SECOND:   The place in Ohio where the principal office of the
corporation is to be located is the County of Hamilton, City of Cincinnati.

          THIRD:    The purposes of the corporation are to raise money to be
loaned to the public and to engage in any other lawful act or activity.

          FOURTH:   The authorized number of shares of the corporation shall be
10,000,000 all of which shall be common shares, par value $1.00 per share.

          FIFTH:    For a period of five years from the effective date of these articles, no Person (hereinafter defined) shall directly or indirectly Offer (hereinafter defined) to Acquire (hereinafter defined) or Acquire the Beneficial Ownership (hereinafter defined) of more than 10% of any class of an equity security of the corporation; provided, however, that such prohibition shall not apply to a transaction in which the corporation forms a savings and loan holding company, without change in the respective Beneficial Ownership interests of its then existing shareholders other than pursuant to the exercise of any dissenter's and appraisal rights or to the purchase of shares by underwriters in connection with a public offering. In the event that any shares of the corporation are Acquired in violation of this Article FIFTH all shares Beneficially Owned by any person in excess of 10% shall not be counted as shares entitled to vote, and shall not be voted by any person and shall not be counted as voting shares in connection with any matters submitted to the stockholders for a vote. For purposes of this Article FIFTH the following terms shall have the meaning set forth below:

     (1) "Person" includes an individual, a group acting in concert, a corporation, a partnership, an association, a joint stock company, a trust, an unincorporated organization or similar company, a syndicate or any other group formed for the purpose of acquiring or disposing of the equity securities of the corporation, but does not include The Winton Savings and Loan Co. Employee Stock Ownership Plan.

          "Offer" includes every offer to buy or otherwise acquire, solicitation of an offer to sell, tender offer for, or request or invitation for lenders of, a security or interest in a security for value.

     (3) "Acquire" includes every type or acquisition, whether effected by purchase, exchange, operation of law or otherwise.

     (4) "Acting in concert" means (a) knowing participation in a joint activity or conscious parallel action towards a common goal, whether or not pursuant to an express agreement, or (b) a combination or pooling of voting or other interests in the securities of an issuer for a common purpose pursuant to any contract, understanding, relationship, agreement or other arrangement, whether written or otherwise.

     (5) "Beneficial Ownership" shall include, without limitation, (i) all shares directly or indirectly owned by a Person, by an Affiliate (hereinafter defined) of such Person or by an Associate of such Person or such Affiliate, (ii) all shares which such Person, Affiliate or Associate has the right to acquire through the exercise of any option, warrant or right (whether or not currently exercisable), through the conversion of a security, pursuant to the power to revoke a trust, discretionary account or similar arrangement, or pursuant to the automatic termination of a trust, discretionary account or similar arrangement, and (iii) all shares as to which such Person, Affiliate or Associate directly or indirectly through any contract, arrangement understanding, relationship or otherwise (including, without limitation, any written or unwritten agreement to act in concert) has or shares voting power (which includes the power to vote or to direct the voting of such shares) or investment power (which includes the power to dispose or to direct the disposition of such shares) or both.

     (6) "Affiliate" shall mean a Person that directly or indirectly, through one or mor intermediaries, controls or is controlled by, or is under common control with, another Person.

          SIXTH     The directors or the corporation may accept an amendment to the articles in respect of any unissued or treasury shares of any class and thereby fix or change: the division of such shares into series and the designation and authorized number of shares of each series; the dividend rate; the dates of payment of dividends and the dates from which they are cumulative; liquidation price, redemption rights and price; sinking fund; requirements; conversion rights; and restrictions on the issuance of shares of any class or series.

     SEVENTH   No shareholder of the corporation shall have, as a matter of right, the pre-emptive right to purchase or subscribe for shares of any class, now or hereafter authorized, or to purchase or subscribe for securities or other obligations convertible into or exchangeable for such shares or which by warrants or otherwise entitle the holders thereof to subscribe for or purchase any such share.

     EIGHTH:   No shareholder of the corporation shall have the right to vote cumulatively in the election of directors.

                                    EXHIBIT B


         The offices of the SURVIVING CORPORATION shall consist of the offices at the following locations:


                             CURRENT OFFICES OF WSL

5511 Cheviot Road                 4517 Vine Street                  7014 Vine Street
Cincinnati, Ohio 45247-7095       Cincinnati, Ohio 45217-1694       Cincinnati, Ohio 45216

10575 Harrison Avenue             601 Main Street
Harrison, Ohio 45030-1943         Cincinnati, Ohio  45202-2541


                             CURRENT OFFICES OF BMF


8670 Winton Road                  101 W. Central Pkwy.              9409 Montgomery Road
Cincinnati, Ohio                  Cincinnati, Ohio                  Cincinnati, Ohio

                                    EXHIBIT C





                             ________________, 1998


Winton Financial Corporation
5511 Cheviot Road
Cincinnati, Ohio 45247

Gentlemen:

         I have been advised that I may be deemed to be, but do not admit that I am, an "affiliate" of BenchMark Federal Savings Bank, a federal savings bank ("BMF"), as that term is defined in Rule 145 promulgated by the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Securities Act"), and/or in SEC Accounting Series Releases 130 and 135. As a result of the merger of BMF with and into The Winton Savings and Loan Co. ("Winton") pursuant to the terms of the Agreement and Plan of Reorganization, dated ____________________, 1998, by and between WFC, Winton and Winton Financial Corporation ("WFC"), I may receive common shares, no par value per share, of WFC ("WFC Shares") in exchange for common shares, par value $1.00 per share, of BMF ("BMF Shares").

         I have carefully read this letter and reviewed the Agreement and discussed the requirements and other applicable limitations upon my ability to sell, transfer, or otherwise dispose of WFC Shares and BMF Shares, to the extent I felt necessary, with my counsel.

         I represent, warrant and covenant with and to WFC that in the event I receive any WFC Shares as a result of the Merger:

                  1. I shall not make any sale, transfer, or other disposition of such WFC Shares unless (a) such sale, transfer or other disposition has been registered under the Securities Act, (b) such sale, transfer or other disposition is made in conformity with the provisions of Rule 145 under the Securities Act (as such rule may be amended form time to time), or (c) in the opinion of counsel in form and substance reasonably satisfactory to WFC, or under a "no-action" letter obtained by me from the staff of the SEC, such sale, transfer or other disposition will not violate or is otherwise exempt from registration under the Securities Act.

                  2. I understand that WFC is under no obligation to register the sale, transfer or other disposition of shares of WFC Shares by me or on my behalf under the Securities Act or to take any other action necessary in order to make compliance with an exemption from such registration available.

Winton Financial Corporation
________________, 1998
Page 2


                  3. I understand that stop transfer instructions will be given to WFC's transfer agent with respect to the WFC Shares issued to me as a result of the Merger and that there will be placed on the certificates for such shares, or any substitutions therefor, a legend stating in substance:

                           "The shares represented by this certificate were issued in a transaction to which Rule 145 promulgated under the Securities Act applies. The shares represented by this certificate may be transferred only in accordance with the terms of a letter agreement between the registered holder hereof and WFC, a copy of which agreement is on file at the principal offices of WFC."

                  4. I understand that, unless transfer by me of the WFC Shares issued to me as a result of the Merger has been registered under the Securities Act or such transfer is made in conformity with the provisions of Rule 145(d) under the Securities Act, WFC reserves the right, in its sole discretion, to place the following legend on the certificates issued to my transferee:

                           "The shares represented by this certificate have not been registered under the Securities Act of 1933 and were acquired from a person who received such shares in a transaction to which Rule 145 under the Securities Act of 1933 applies. The shares have been acquired by the holder not with a view to, or for resale in connection with, any distribution thereof within the meaning of the Securities Act of 1933 and may not be offered, sold, pledged or otherwise transferred except in accordance with an exemption from the registration requirements of the Securities Act of 1933."

         I understand and agree that the legends set forth in paragraphs (3) and
(4) above shall be removed by delivery of substitute certificates without such legend if I shall have delivered to WFC (a) a copy of a "no action" letter from the staff of the SEC, or an opinion of counsel in form and substance reasonably satisfactory to WFC, to the effect that such legend is not required for purposes of the Act, or (b) evidence or representations satisfactory to WFC that the WFC Shares represented by such certificates is being or has been sold in conformity with the provisions of Rule 145(d).

         I further represent, warrant and covenant with and to WFC that I will not sell, transfer or otherwise dispose of, or reduce my risk relative to, any shares of BMF Shares or WFC Shares (whether or not acquired by me in the Merger) during the period commencing 30 days prior to

Winton Financial Corporation
________________, 1998
Page 3



the effective date of the Merger and ending at such time as WFC notifies me that results covering at least 30 days of combined operations of BMF and WFC after the Merger have been published by WFC. I understand that WFC is not obligated to publish such combined financial results except in accordance with its normal financial reporting practice.

         I further understand and agree that this letter agreement shall apply to all shares of BMF Shares and WFC Shares that I am deemed to own beneficially pursuant to applicable federal securities laws and I further represent, warrant and covenant with and to WFC that I will have, and will cause each of the other parties whose shares are deemed to be beneficially owned by me to have, all shares of BMF Shares or WFC Shares owned by me or such parties registered in my name or the name of such parties, as applicable, prior to the effective date of the Merger and not in the name of any bank, broker or dealer, nominee or clearing house.

         I also understand that the Merger is intended to be treated as a "pooling of interests" for accounting purposes, and I agree that if BMF or WFC advises me in writing that additional restrictions apply to my ability to sell, transfer, or otherwise dispose of BMF Shares or WFC Shares in order for WFC to be entitled to use the pooling of interests accounting method, I will abide by such restrictions.

                                       Very truly yours,



                                       By__________________________________
                                       Name:_______________________________


Accepted this _____ day of
______________, 1998

WINTON FINANCIAL CORPORATION


By____________________________________
   Name:______________________________
   Title:_____________________________

                                    EXHIBIT D


         Subject to such general qualifications and conditions as are reasonable and appropriate and based upon specifically enumerated approvals, certificates and documents, counsel to BMF will give an opinion substantially to the following effect and in a form reasonably acceptable to the WFC and its counsel:

                  1. BMF is a federal savings bank duly incorporated, validly existing and in good standing under the laws of the United States; has the corporate power and authority to own or hold under lease all of its properties and assets and to conduct its business and operations as presently conducted; and is a member of the Federal Home Loan Bank of Cincinnati. The savings accounts and deposits of BMF are insured up to applicable limits by the Federal Deposit Insurance Corporation.

                  2. BMF has all of the requisite corporate power and authority to enter into the AGREEMENT and to perform all of its obligations thereunder; the execution and delivery of the AGREEMENT and the consummation of the transactions contemplated thereby, including the MERGER, have been duly authorized by all necessary corporate action by BMF; and the AGREEMENT is a valid and binding agreement of BMF, enforceable against BMF in accordance with its terms, (i) subject to applicable bankruptcy, insolvency, reorganization and moratorium laws and other laws of general applicability affecting the enforcement of creditors' rights generally, and the effect of rules of law governing specific performance, injunctive relief and other equitable remedies on the enforceability of such documents and (ii) except to the extent such enforceability may be limited by laws relating to safety and soundness of insured depository institutions as set forth in 12 U.S.C. Section 1818(b) or by the appointment of a conservator by the FDIC. The AGREEMENT has been duly executed and delivered by BMF.

                  3. The execution and delivery of the AGREEMENT and the consummation of the transactions contemplated thereby, including the MERGER, will not (a) conflict with or violate any provision of or result in the breach of any provision of the Amended Articles of Incorporation, Charter of Bylaws of BMF; (b) to such counsel's knowledge, conflict with or violate any provision of or result in the breach or the acceleration of or entitle any party to accelerate (whether upon or after the giving of notice of lapse of time or both) any obligation under, or otherwise materially affect the terms of, any mortgage, lien, lease, agreement, license, instrument, order, arbitration award, judgment or decree to which BMF is a party or by which BMF or its property or assets is bound; (c) to such counsel's knowledge, require the consent of any party to any agreement or commitment to which BMF is a party or by which BMF or its property or assets is bound, the failure to obtain which could, individually or in the aggregate with all the other failures to obtain required consents, have a material adverse effect on the business, operations, condition (financial or otherwise) or prospects of BMF; (d) to such counsel's knowledge, result in the creation or imposition of any lien, charge, pledge, security interest or other encumbrance upon any property or assets of BMF or give rise to any meritorious cause of action against BMF; or (e) to such counsel's knowledge, violate or conflict with any applicable law, ordinance, rule or regulation, including, without limitation, the rules and regulations of the FDIC or the OTS.

                  4. The authorized capital of BMF consists of 2,000,000 common shares, $1 par value per share, ________ of which are issued and outstanding, and 500,000 preferred shares, $1 par value per share, none of which is issued or outstanding. All of the outstanding common shares of BMF are duly authorized, validly issued, fully paid and nonassessable and were exempt when issued from registration under the Securities Act of 1933, as amended. BMF has no outstanding class of capital stock, other than such common shares. To such counsel's knowledge, there are no outstanding subscription rights, options, conversion rights, warrants or other agreements or commitments of any nature whatsoever (either firm or conditional) obligating BMF to issue, deliver or sell, cause to be issued, delivered or sold, or restricting BMF from selling any additional BMF shares, or obligating BMF to grant, extend or enter into any such agreement or commitment.

                  5. To such counsel's knowledge, there are no material actions, suits or proceedings or investigations pending or threatened against or affecting the business, operation or financial condition of BMF in any court or before any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality.

                  6. All necessary regulatory approvals that are required to have been obtained by BMF have been obtained in connection with the transactions contemplated by the AGREEMENT.

                  The limitations inherent in the independent verification of factual matters and the character of determinations involved in the drafting process are such that we have not verified, are not passing upon and do not assume responsibility for the accuracy, completeness or fairness of the factual statements contained in either the REGISTRATION STATEMENT or the PROXY STATEMENT, as amended or supplemented. However, based upon our familiarity with the Securities Act of 1933, as amended, and the rules and regulations thereunder and our participation in the preparation of the REGISTRATION STATEMENT and the PROXY STATEMENT, as amended or supplemented (except for (i) the financial statements and other financial and statistical information contained or incorporated by reference in the REGISTRATION STATEMENT or the PROXY STATEMENT, as amended or supplemented, and (ii) any information which is contained or incorporated by reference therein and which relates to or was supplied or prepared by WFC or WSL, as to each of which we did not participate and express no opinion), nothing has come to our attention that has caused us to believe that the REGISTRATION STATEMENT, as of __________________, 1999, contained as to BMF any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the PROXY STATEMENT, as of _____________________, 1999, included any untrue statements of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                                    EXHIBIT E


         Subject to such general qualifications and conditions as they deem appropriate and based upon specifically enumerated approvals, certificates and documents, counsel to WFC will give an opinion substantially to the following effect and in a form reasonably acceptable to BMF and its counsel:

               1. WFC is a corporation duly incorporated, validly existing and in good standing under the laws of Ohio and has the corporate power and authority to conduct its business and operations as presently conducted.

               2. WSL is a savings and loan association duly incorporated, validly existing and in good standing under the laws of Ohio; has the corporate power and authority to own or hold under lease all of its properties and assets and to conduct its business and operations as presently conducted; and is a member of the Federal Home Loan Bank of Cincinnati. The savings accounts and deposits of WSL are insured up to applicable limits by the Federal Deposit Insurance Corporation.

               3. WFC and WSL have all the requisite corporate power and authority to enter into the AGREEMENT and to perform all of their obligations thereunder; the execution and delivery of the AGREEMENT and the consummation of the transactions contemplated thereby have been duly authorized by all necessary corporate action by WFC and WSL; and the AGREEMENT is a valid and binding agreement of WFC and WSL, enforceable against WFC and WSL in accordance with its terms, (i) subject to applicable bankruptcy, insolvency, reorganization and moratorium laws and other laws of general applicability affecting the enforcement of creditors' rights generally, and the effect of rules of law governing specific performance, injunctive relief and other equitable remedies on the enforceability of such documents and (ii) except to the extent such enforceability may be limited by laws relating to safety and soundness of insured depository institutions as set forth in 12 U.S.C. Section 1818(b) or by the appointment of a conservator by the FDIC. The AGREEMENT has been duly executed and delivered by WFC and WSL.

               4. The execution and delivery of the AGREEMENT and the consummation of the transactions contemplated thereby will not (a) conflict with or violate any provision of or result in the breach of any provision of the Amended Articles of Incorporation or Amended Code of Regulations of WFC or the Amended Articles of Incorporation or Amended Constitution of WSL; (b) to such counsel's knowledge, conflict with or violate any provision of or result in the breach or the acceleration of or entitle any party to accelerate (whether upon or after the giving of notice of lapse of time or both) any obligation under, or otherwise materially affect the terms of, any mortgage, lien, lease, agreement, license, instrument, order, arbitration award, judgment or decree to which either WFC or WSL is a party or by which either WFC or WSL or their property or assets is bound; (c) to such counsel's knowledge, require the consent of any party to any agreement or commitment to which WFC and WSL is a party or by which WFC and WSL or their property or assets is bound, the failure to obtain which could, individually or in the aggregate with all the other failures to obtain required consents, have a material adverse effect on the business, operations, condition (financial or otherwise) or prospects of WFC and WSL; (d) to such counsel's knowledge, result in the creation or imposition of any lien, charge, pledge, security interest or other encumbrance upon any property or assets of WFC and WSL or give rise to any meritorious cause of action against WFC and WSL; or (e) to such counsel's knowledge, violate or conflict with any applicable law, ordinance, rule or regulation, including, without limitation, the rules and regulations of the FDIC or the DIVISION.

               5. The authorized capital of WFC consists of 5,000,000 common shares, without par value, ___________ of which are issued and outstanding, and 2,000,000 preferred shares, without par value, none of which is issued or outstanding. All of the outstanding common shares of WFC are duly authorized, validly issued, fully paid and nonassessable. WFC has no outstanding class of capital stock, other than such common shares. To such counsel's knowledge, except for the WFC OPTIONS, there are no outstanding subscription rights, options, conversion rights, warrants or other agreements or commitments of any nature whatsoever (either firm or conditional) obligating WFC to issue, deliver or sell, cause to be issued, delivered or sold, or restricting WFC from selling any additional WFC shares, or obligating WFC to grant, extend or enter into any such agreement or commitment.

               6. To such counsel's knowledge and except as disclosed in the WFC LETTER, there are no material actions, suits or proceedings or investigations pending or threatened against or affecting the business, operation or financial condition of WFC and WSL in any court or before any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality.

               7. All necessary regulatory approvals that are required to have been obtained by WFC and WSL have been obtained in connection with the transactions contemplated by the AGREEMENT.

               The limitations inherent in the independent verification of factual matters and the character of determinations involved in the drafting process are such that we have not verified, are not passing upon and do not assume responsibility for the accuracy, completeness or fairness of the factual statements contained in either the REGISTRATION STATEMENT or the PROXY STATEMENT, as amended or supplemented. However, based upon our familiarity with the ACT and the rules and regulations thereunder and our participation in the preparation of the REGISTRATION STATEMENT and the PROXY STATEMENT, as amended or supplemented (except for (i) the financial statements and other financial and statistical information contained or incorporated by reference in the REGISTRATION STATEMENT or the PROXY STATEMENT, as amended or supplemented, and (ii) any information which is contained or incorporated by reference therein and which relates to or was supplied or prepared by

         BMF, as to each of which we did not participate and express no opinion), nothing has come to our attention that has caused us to believe that the REGISTRATION STATEMENT, as of __________________, 1999, contained as to WFC and WSL any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the PROXY STATEMENT, as of _____________________, 1999, included any untrue statements of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.


                                       3